                                                                    EXHIBIT 4.32

                             SECURED PROMISSORY NOTE

U.S. $3,900,000                                                 NOVEMBER 8, 2005

     FOR VALUE RECEIVED, the undersigned NORD RESOURCES CORPORATION, a company organized under the laws of Delaware (the "COMPANY" or "BORROWER"), promises to pay to the order of NEDBANK LIMITED, a limited liability company organized under the laws of the Republic of South Africa ("HOLDER"), the principal sum of $3,900,000, with simple interest accruing daily from the above-referenced date until paid, at a rate of nine percent (9%) per annum. Interest shall be paid monthly in cash on the first day of each month commencing November 1, 2005. Notwithstanding the foregoing, upon the occurrence of a Default and during the continuance of a Default, the principal balance then outstanding shall accrue interest at a rate of twelve percent (12%) per annum.

     This Promissory Note (the "NOTE") is being issued to Holder in connection with a bridge loan (the "Loan") provided to the Company by Holder.

     The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by acceptance of this Note, agrees:

     1. MATURITY DATE. The principal balance hereof, and accrued but unpaid interest thereon, shall be due and payable on the earlier of (a) May 8, 2006, or
(b) the closing of an equity offering in which the Company raises not less than Twenty-Five Million Dollars ($25,000,000).

     2. LOSS OF NOTE. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Company will execute and deliver a new Note of like tenor and date. Any such new Note executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Note so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

     3. DEFAULT.

          (a) Holder may declare the entire unpaid principal and accrued interest on the Note immediately due and payable, by providing written notice to the Company, if any of the following events shall occur (each such event being a "DEFAULT"):

          (1) the Company shall fail to pay the principal and accrued but unpaid interest of the Note on any date such items are due, provided however, the Company shall have a period of three (3) Business Days from any such date within which cure a Default on an interest payment;

          (2) any representation or warranty made by the Company to Holder herein or in any other document, instrument or agreement executed by the Company in connection with the Loan (as amended or extended from time to time and in effect, each, a "Loan Document," and collectively, with the Note, the "Loan Documents") shall fail to be true and correct in any material respect (provided that the Company shall have a period of five (5) Business Days from the date the Company receives written notice thereof from the Holder within which to cure such Default(s));

          (3) the Company shall fail to observe or perform any of the covenants, agreements or obligations (excluding the Company's obligation to pay principal and interest as provided herein) contained in the Note or any other Loan Document or any other agreement with Holder in any material respect (provided that the Company shall have a period of five (5) Business Days from the date the Company receives written notice thereof from the Holder within which to cure such Default(s));

          (4) the Company shall institute proceedings to be adjudicated bankrupt or insolvent, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy Act, or any other applicable federal or state insolvency law, or the consent by the Company, or acquiescence in, the filing of any such petition or in the appointment of a receiver, liquidator, assignee, trustee, or other similar official of the Company, or of any substantial part or its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due;

          (5) within sixty (60) days after the commencement of proceedings against the Company seeking any bankruptcy, insolvency, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or the stay of any such order or proceedings shall thereafter be set aside, or, within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company over of all or any substantial part of the properties of the Company, such appointment shall have not been vacated;

          (6)  the Company shall dissolve or take steps toward dissolution;

          (7) final judgments which exceed an aggregate of $100,000 shall be rendered against the Company or its subsidiaries and shall not have been paid, discharged or vacated within forty-five (45) days after entry or filing of such judgments;

          (8) any event of default (as such term is defined under any applicable underlying agreement) of any of the Company's indebtedness in excess of $75,000 in the aggregate shall occur or any failure of the Company to pay any such indebtedness when due shall occur; and

          (9) the Deed of Trust (as hereinafter defined) shall for any reason (other than pursuant to the terms thereof or by reason of any action taken by the Holder and not with the knowledge of the Borrower or within its power to control) cease to create a valid and perfected (to the extent required thereby or by this Agreement) first priority lien in the Johnson Camp Collateral (as hereinafter defined), or the Company asserts such failure, provided however, the Company shall have a period of ten (10) Business Days within which to cure this deficiency and perfect the Holder's first priority lien in the Johnson Camp Collateral.

          (b) Remedies Upon Default. Upon the occurrence, and at any time during the continuance of, any Default, Holder, upon notice in writing to the Company, may declare all unpaid principal of the Note and the interest thereon to be immediately due and payable and the same shall become immediately due and payable upon such declaration and Holder may pursue any remedy available to Holder at law or in equity; provided, however, that in the event of any Default under clauses (4) or (5) above, all unpaid principal hereof and interest hereunder shall automatically become immediately due and payable, without the need for declaration, presentment, demand, protest, or other notice of any kind.

     4. MANDATORY REPURCHASE OF NOTES. As soon as possible, and in any event within five (5) Business Days after the occurrence of a Mandatory Repurchase Event (as defined below), the Company shall furnish to Holder written notice setting forth in reasonable detail the facts and circumstances underlying such Mandatory Repurchase Event. The occurrence of any such Mandatory Repurchase Event shall constitute an irrevocable offer by the Company to purchase all of the Notes held by Holder, at 101% of the principal amount thereof, on a date to be specified by the Company, which date shall be not less than thirty (30) days nor more than ninety (90) days after the occurrence of such Mandatory Repurchase Event, together with all accrued and unpaid interest on the amount so purchased through the date of purchase. Following receipt of any offer to prepay the Notes hereunder, Holder shall advise the Company, by written notice, within ten (10) days after receipt of such offer, as to whether it desires to sell all, but not less than all of the Notes held by it (in integral multiples of $500,000), specifying the principal amount of the Notes to be sold by it. If Holder accepts such offer but does not specify an amount it wishes to receive, it will be deemed to have elected to sell all of the Notes held by it.

     5. MANDATORY REPURCHASE EVENT. "Mandatory Repurchase Event" shall mean at any time prior to or after a public offering (i) any person together with all affiliates and associates of such person, shall become the beneficial owner, directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors; or (ii) persons who constitute the Company's Board of Directors as of the date hereof cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Company's Board of Directors; or (iii) the Board of Directors and the stockholders of the Company (if required) shall approve (a) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate at least 51% or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (b) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, (c) any plan or proposal for the liquidation or dissolution of the Company, or (iv) the Company terminates the services of Salman Partners without completing an offering of the Company's capital stock.

     6. PREPAYMENT.

          (a) OPTIONAL PREPAYMENT. The Company may, upon ten (10) days prior written notice to Holder, prepay this Note in whole or in part, but in no event less than $250,000 for each occurrence of a prepayment, at any time without premium or penalty (other than for such premium as is contemplated in Section 4 hereof in connection with a mandatory repurchase of this Note); provided, however, that the Company shall reimburse Holder for any premiums, penalties or other costs incurred by Holder on account of the Company's prepayment of this Note.

          (b) MANDATORY PREPAYMENT. For so long as this Note shall be outstanding, the Company agrees to apply all funds received by the Company on any of its future borrowings or offerings of equity, including without limitation any financings, debt offerings, offerings of its equity or debt securities, against the outstanding balance due under this Note, except for proceeds of (i) short term unsecured working capital facilities but not in excess of $1,000,000 in the aggregate at any one time, and (ii) purchase money security interest financings used for the acquisition of equipment to be used at the Johnson Camp Mine but not to exceed $250,000 in the aggregate at any one time.

     7. NOTICES TO HOLDER. So long as this Note shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or
(ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class of Capital Stock or any other rights or (iii) if any capital reorganization of the Company, reclassification of the Capital Stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to Holder, at least fifteen (15) days prior the date specified in
(x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up. The Company shall also promptly deliver a notice to Holder describing any Default of which it has become aware.

     8. GROSS UP. All payments under this Note by Borrower will be made without any deduction or withholding for or on account of any tax or other withholding or deduction unless such tax, deduction or withholding is required by any applicable law then in effect (a "REQUIRED TAX, DEDUCTION OR WITHHOLDING"). If Borrower is so required to deduct or withhold any Required Tax, Deduction or Withholding, then Borrower will promptly notify Holder of such requirement and:

          (a) pay to the relevant authorities the full amount of the Required Tax Deduction or Withholding (including the full amount required to be deducted or withheld from any additional amount paid by the Borrower to Holder under this
Section 8) promptly upon the earlier of determining that the Required Tax Deduction or Withholding is required or receiving notice that such amount has been assessed against Holder;

          (b) promptly forward to Holder an official receipt (or a certified copy), or other documentation reasonably acceptable to Holder evidencing such payment to such authorities; and

          (c) pay to Holder, in addition to the payment to which Holder is otherwise entitled under this Note, such additional amount as is necessary to ensure that the net amount actually received by Holder will equal the full amount Holder would have received had no such Required Tax, Deduction or Withholding been required.

     9. COSTS. The Company agrees to reimburse Holder for any reasonable legal fees or other costs associated with this Note or any of the other Loan Documents, but in no event more than Fifty Thousand Dollars ($50,000).

     10. REPRESENTATIONS AND WARRANTIES. The Company hereby makes each of the representations and warranties set forth on Schedule 1 hereto, as of the date of this Agreement.

     11. COVENANTS. The Company hereby agrees to observe and fully perform each of the covenants set forth on Schedule 2 hereto.

     12. CONDITIONS PRECEDENT. Prior to the extension of the funds contemplated to be advanced herein, unless waived in writing in advance by Holder, the Company shall have delivered to Holder the following documents, in form and substance satisfactory to Holder, and performed the following undertakings to the satisfaction of Holder:

          (a) this Note;

          (b) a deed of trust, assignment of rents, security agreement and fixture filing (the "Deed of Trust") relating to the so-called Johnson Camp Mine granting Holder a first priority lien encumbering all of the real and personal property associated with the Johnson Camp Mine (the "Johnson Camp Collateral");

          (c) a UCC-1 financing statement, associated with the Johnson Camp Collateral;

          (d) a post-closing letter evidencing the Company's obligation to perform certain undertakings post closing;

          (e) an officer's certificate of the Company with respect to incumbency and resolutions authorizing the execution and delivery of the Note and the other Loan Documents;

          (f) a legal opinion of the August Law Group, P.C., counsel to the Company, regarding the due execution, enforceability, authority of all of the loan documents by Borrower and the first lien priority of Holder in the Johnson Camp Collateral;

          (g) a certificate of insurance naming Holder as loss payee and additional insured;

          (h) a memorandum summarizing the sources and uses of the proceeds of this Note;

          (i) the Subordination Agreement among Ronald A. Hirsch and Steve Seymour and the Company;

          (j) payment of a closing fee to Holder in an amount equal to $100,000;

          (k) warrants for the purchase of shares of the Company's common stock, in the form attached hereto as Exhibit A issued in favor of Holder up to the aggregate amount reflected in Exhibit A (the "Warrants");

          (l) a standard form lender's title policy from the Trustee under the Deed of Trust, insuring the title set forth in the Deed of Trust subject only to the Permitted Exceptions set forth in the Deed of Trust; and

          (m) such other documents or certificates, and completion of such other matters, as the parties may mutually deem necessary or appropriate in good faith.

     13. MISCELLANEOUS.

          (a) Waiver and Amendment. Any provision of this Note may be waived, amended or modified only upon the written consent of the Company and Holder.

          (b) Restriction on Transfer. This Note may only be transferred in compliance with applicable state and federal laws. All rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, and administrators of the parties.

          (c) No Assignment. This Note may be transferred by the Holder, provided that, unless a Default has occurred and is continuing, the Holder shall be obliged to give the company at least fifteen (15) Business Days' prior written notice of its intention to transfer this Note. The Company may not transfer or assign all or any part of this Note without the prior written consent of Holder.

          (d) Governing Law. This Note shall be governed by the laws of the State of Arizona.

          (e) Severability. If any of the provisions of this Note is held invalid, such invalidity shall not affect the other provisions hereof that can be given effect without the invalid provision, and to this end the provisions of this Note are intended to be and shall be deemed severable.

          (f) Indemnification. The Company agrees to hold harmless, defend and indemnify Holder, its officers, employees, agents and representatives (each, an "Indemnified Party") from and against any liability, loss, cost, expense, damage claim or cause of action due to or arising out of or in connection with this Note or any other Loan Document in any way, directly or indirectly. The indemnification provided for in the immediately preceding sentence shall not apply to liabilities, losses, costs, expenses, damage, claims or causes of action which may arise as the result of the willful misconduct or gross negligence of the Holder.

          (g) Notices. All notices and other communications given to or made upon any party hereto in connection with this Note shall, except as otherwise expressly herein provided, be in writing (including telecopy, telefaxed or telegraphic communication) and mailed via certified mail, telefaxed, telegraphed or delivered to the respective parties, as follows:

     To the Company:

          Nord Resources Corporation
          P.O. Box 384
          Dragoon, AZ 85609
          Attn: Erland Anderson, President
          Telecopier: (520) 586-7020

     With a copy (which shall not constitute notice) to:

          August Law Group, P.C.
          The Atrium Building
          19200 Von Karman Avenue, Suite 500
          Irvine, CA 92612
          Attn: Kenneth S. August, Esq.
          Telecopier: (949) 752-7776

     To Holder

          Nedbank Limited
          1st Floor, Old Mutual Place
          2 Lambeth Hill
          London EC4V 4GG
          Attn: Kevin Ryder
          Telecopier: 020-7002-3404

     And a copy (which shall not constitute notice) to:

          Fennemore Craig, P.C.
          3003 North Central Avenue, Suite 2600
          Phoenix, Arizona 85012
          Attn: Sarah A. Strunk, Esq.
          Telecopier: (602) 916-5327

Or in accordance with any subsequent written direction from the recipient party to the sending party delivered in accordance with this Section 13(g). All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon (i) delivery if delivered by hand; (ii) the third
(3rd) Business Day after the date sent, in the case of certified mail; (iii) receipt, in the case of telecopy, or (iv) upon delivery to the telegraph company, charges prepaid, in the case of telegraph.

          (h) Definitions. The following terms shall have the meanings set forth below.

          "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of New York are authorized or required to close.

          "Common Stock" means the issued and outstanding common stock, par value $.01 per share, of the Company.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its officer, thereunto duly authorized as of this 8th day of November, 2005.

                                        NORD RESOURCES CORPORATION


                                        By: /s/ Erland Anderson
                                            ------------------------------------
                                        Name: Erland Anderson
                                        Title: President

                                    EXHIBIT A

                           FORM OF WARRANT CERTIFICATE

No. ________                                                    [_____] Warrants

THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH WARRANTS MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO NORD RESOURCES CORPORATION SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED PURSUANT TO AN EXEMPTION THEREFROM. NO TRANSFER OF ANY SUCH WARRANT SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.

                                WARRANTS FOR THE
                            PURCHASE OF COMMON STOCK

Issue Date: November 8, 2005

THIS CERTIFIES THAT, FOR VALUE RECEIVED, Nedbank Limited, a limited liability company organized under the laws of the Republic of South Africa (the "Holder"), is the owner of the number of warrants to purchase an equal number of validly-issued, fully-paid and non-assessable shares of Common Stock of NORD RESOURCES CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), determined as follows:

     FW = 0.15(FA/EP), where

     FW = the number of warrants represented hereby for the purchase of an equal number of shares of the Corporation's Common Stock;

     FA = US$2,900,000, converted into Canadian Dollars on the date of issue of this Warrant Certificate.

     EP = the Exercise Price.

The warrants represented by this Warrant Certificate are fully vested as of the date hereof. Purchase may be made at any time, and from time to time, prior to 5:00 p.m. Pacific Time on the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with a written notice signed by the Holder stating the number of shares of Common Stock with respect to which such exercise is being made, at the principal corporate address of the Corporation, accompanied by payment of the Purchase Price, in lawful money of the United States of America in cash or by official bank or certified check made payable to NORD RESOURCES CORPORATION. The Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of the Warrants are subject to modification or adjustment as set forth herein. The Warrants represented by this Warrant Certificate have been issued by the Corporation in connection with a Secured Promissory Note, dated as of even date herewith, issued by the Company in favor of the Holder (the "Note").

SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

     (a)  "Adjusted Purchase Price" shall have the meaning given to it in
          Section 5 of this Certificate.

     (b) "Change of Shares" shall have the meaning given to it in Section 5 of this Certificate.

     (c) "Corporate Office" shall mean the office of the Corporation at which, at any particular time, its principal business shall be administered, which office is currently located at 3048 Seven Dash Road, Dragoon, Arizona 85609.

     (d) "Exercise Date" shall mean, as to any Warrant, the date on which the Corporation shall have received both (a) this Warrant Certificate, together with a written notice of exercise in accordance herewith, duly executed by the Holder hereof, or his attorney duly authorized in writing, and indicating that the Holder is thereby exercising such Warrant(s), and (b) payment by wire transfer, or by official bank or certified check made payable to the Corporation, of an amount in lawful money of the United States of America equal to the applicable Purchase Price for such Warrant(s).

     (e) "Exercise Price" shall mean, as to any Warrant, the final price at which a share of the Corporation's Common Stock is sold in the Initial Public Offering of its Common Stock.

     (f) "Expiration Date" shall mean 5:00 P.M. (Pacific Time) on the date that is twenty-four (24) months following the date of this Warrant Certificate; provided, however, that if the Corporation fails to complete an Initial Public Offering of its Common Stock on or before May 8, 2006, then this Warrant Certificate shall expire on May 8, 2006 and the Corporation shall issue a Warrant Certificate to the Holder granting warrants to purchase 743,590 shares of Common Stock at an exercise price equal to the average closing price of the Common Stock (as listed on the bulletin board) for the 20 trading days prior to May 8, 2006. This replacement Warrant Certificate shall expire on May 8, 2008.

          If the Expiration Date falls on a holiday or a day on which banks are authorized to be closed in the State of Arizona, then the Expiration Date shall mean 5:00 P.M. (Pacific Time) of the next consecutive day which does not fall on a holiday or a day on which banks are authorized to be closed in the State of Arizona.

     (g) "Holder" shall mean, as to any Warrant and as of any particular date, the person in whose name the Warrant Certificate representing such Warrant is registered as of that date on the Warrant Register maintained by the Corporation.

     (h) "Common Stock" shall mean the common stock of the Corporation, which has the right to participate in the distribution of earnings and assets of the Corporation without limit as to amount or percentage.

     (i) "Purchase Price" shall mean the purchase price to be paid upon exercise of each Warrant hereunder in accordance with the terms hereof, which price shall be the Exercise Price, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof.

     (j) "Securities Act" shall mean the Securities Act of 1933, and any amendments or modifications, or successor legislation, thereto adopted, and all regulations, rules or other laws enacted or adopted pursuant thereto.

     (k) "Warrants" shall mean the Warrants represented by this Warrant Certificate.

     (l) "Warrant Certificate" shall mean any certificate representing Warrants, and "this Certificate" shall mean they warrant Certificate issued to the Holder identification on the first page hereof.

     (m) "Warrant Registry" means the official record maintained by the Corporation in which are recorded, with respect to each Warrant Certificate issued by the Corporation: the date of issuance, the name and address of the original Holder, the name and address of each subsequent transferee of such original Holder, and the number identifying, such Warrant Certificate.

     (n) "Warrant Shares" shall have the meaning given to it in Section 2 of this Certificate.

SECTION 2. EXERCISE OF WARRANTS.

     (a) Each Warrant evidenced hereby may be exercised by the Holder at any time on the Exercise Date, upon the terms and subject to the conditions set forth herein. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive shares of restricted common stock of the Corporation deliverable upon such exercise shall be treated for all purposes as the Holder of a Warrant Share upon the exercise of the applicable Warrant as of the close of business on the Exercise Date. Promptly following, and in any event within ten (10) business days after, the date on which the Corporation first receives clearance of all funds received in payment of the Purchase Price pursuant to this Warrant Certificate, the Corporation shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates evidencing the issuance to such Holder of the applicable number of Warrant Shares (plus a Warrant Certificate for any remaining issued but unexercised Warrants of the Holder). Notwithstanding the foregoing sentence, in the event that any registration or qualification (or filing for exemption from any such requirements) is required prior to the issuance of such Warrant Shares by the Corporation in accordance with Section 3(b) below, then the obligation to deliver any such certificates shall arise only upon completion of such requirements and at such time as the Corporation may lawfully do so.

     (b) Upon the exercise of the Warrants represented hereby, if the Corporation so requests, the Holder shall certify to the Corporation that it is not exercising such Warrants with a view to distribute the Warrant Shares in violation of the Securities Act, and shall provide such other investor representations as the Corporation may require to confirm the ability of the Corporation to rely upon the exemption from registration under the Securities Act which applies to the distribution of Warrant Shares at the time of such distribution.

SECTION 3. RESERVATION OF SHARES; REGISTRATION; RIGHTS; TAXES; ETC.

     (a) The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the valid exercise of Warrants, such number of Warrant Shares as shall then be issuable upon the exercise of all Warrants then outstanding. The Corporation covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully-paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof (other than those which the Corporation shall promptly pay or discharge, or any liens created thereon by the Holder thereof and/or any predecessor of such Holder).

     (b) The Corporation shall not be obligated to deliver any Warrant Shares pursuant to the exercise of the Warrants represented hereby unless and until a registration statement under the Securities Act and/or under any applicable state securities laws and regulations, with respect to such securities is effective, or an exemption from such registration is available to the Corporation at the time of such exercise. The Corporation covenants that if any Warrant Shares reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal or state securities law before such securities may be validly issued or delivered upon such exercise, then the Corporation will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. However, in the event that this Warrant Certificate represents Warrants which have been transferred by an initial holder thereof, the Warrants represented hereby may not be exercised by, nor shares of Common Stock issued to, the Holder hereof in any state in which such exercise and issuance would be unlawful. If the Holder exercises its right to purchase Warrant Shares following the initial public offering of the Corporation's Common Stock, the Warrant Shares issuable to the Holder upon exercise of the Warrants will be registered under the Securities Act and freely tradeable by the Holder.

     (c) The Corporation shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Holder hereof, then no such delivery shall be made unless the person requesting the same has paid to the Corporation the amount of transfer taxes or charges incident thereto, if any.

SECTION 4. LOSS OR MUTILATION. Upon receipt by the Corporation of evidence satisfactory to it of the ownership of, and loss, theft, destruction or mutilation of, this Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to the Corporation, and (in the case of mutilation) upon surrender and cancellation thereof, the Corporation shall execute and deliver to the Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants as was indicated to be outstanding on the prior lost or mutilated Warrant Certificate (provided, however, that to the extent that any discrepancy may exist between the number of Warrants purported to be outstanding in respect of any Holder as evidenced by a Warrant Certificate that has been lost or mutilated and the number attributable to such Holder in the Warrant Registry, then the Warrant Registry shall control for all purposes, absent a showing of manifest error. Each Holder requesting a substitute Warrant Certificate due to loss, theft or destruction shall, prior to receiving such substitute certificate, provide an affidavit to the Corporation in the form prescribed thereby and signed by (and notarized on behalf of) such Holder. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Corporation may prescribe.

SECTION 5. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF WARRANT SHARES OR
     WARRANTS.

     (a) Subject to the provisions of this Warrant Certificate and applicable law, in the event the Corporation shall, at any time or from time to time after the date hereof, issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Purchase Price in effect immediately prior to such Change of Shares shall be reduced, but in no event increased, to a price (the "Adjusted Purchase Price") determined by multiplying the Purchase Price in effect immediately prior to such Change of Shares by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate consideration received by the Corporation would purchase at such Purchase Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment to the Purchase Price shall be made successively whenever an issuance is made after a Change of Shares has occurred.

          Upon each adjustment of the Purchase Price pursuant to this Section 5(a), the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall become (subject to the provisions contained in Section 5(b) hereof) such number of shares (calculated to the nearest tenth) purchasable at the Purchase Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the applicable Adjusted Purchase Price (rounded to the nearest whole number of shares). No fractional shares shall be issued or called for as a result of any adjustment made hereunder.

     (b) The Corporation may elect, at its sole discretion, upon any adjustment of the Purchase Price hereunder, to adjust the number of Warrants outstanding, in lieu of adjustment of the number of Warrant Shares purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one Warrant Share. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Adjusted Purchase Price. Upon each adjustment of the number of Warrants pursuant to this
          Section 5(b), the Corporation shall, as promptly as practicable, cause to be distributed to each Holder of Warrant Certificates, on the date of such adjustment, Warrant Certificates evidencing the adjusted number of Warrants to which such Holder shall be entitled as a result of such adjustment or, at the sole option of the Corporation, cause to be distributed to such Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment, and upon surrender thereof, (if required by the Corporation) new Warrant Certificates evidencing the aggregate number of Warrants to which such Holder shall be entitled after such adjustment.

     (c) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of all, or substantially all, of the property of the Corporation (other than a sale/leaseback, mortgage or other financing transaction), the Corporation shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of Warrant Shares that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5 upon a Change of Shares. The Corporation shall not effect any such consolidation, merger or sale without the written consent of Holders of a majority of the Warrants then outstanding, unless prior to or simultaneously with the consummation thereof the successor (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Corporation, the obligation to deliver to the holder of each Warrant such substitute warrants, shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holders may be entitled to purchase, and the other obligations of the Corporation set out in this Certificate. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     (d) Irrespective of any adjustments or changes in the Purchase Price or the number of Warrant Shares purchasable upon exercise of the Warrants, all Warrant Certificates issued (whether prior to or subsequent to any event causing an adjustment thereof) shall continue to express the Purchase Price per share, and the number of shares purchasable thereunder as originally expressed in the Warrant Certificate initially issued to any Holder.

     (e) After each adjustment of the Purchase Price pursuant to this Section 5, the Corporation will promptly prepare a certificate signed by the Chairman or Chief Executive Officer, and attested by the Secretary or an Assistant Secretary, of the Corporation setting forth:
          (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment or, if the Corporation shall have elected to adjust the number of Warrants, the number of Warrants to which the Holder of each Warrant shall then be entitled, and (iii) a brief statement of the facts accounting for such adjustment. The Corporation will promptly cause a brief summary thereof to be sent by ordinary first class mail to each Holder of Warrants at his or her last address as it shall appear on the registry books of the Corporation. No failure to mail such notice nor any defect therein nor in the mailing thereof shall affect the validity thereof. The affidavit of the Secretary or an Assistant Secretary of the Corporation that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     (f) As used in this Section 5, references to "Common Stock" shall mean and include all of the Corporation's Common Stock authorized on the date hereof and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Corporation; provided, however, that "Warrant Shares" shall include only shares of such class designated in the Corporation's Certificate of Incorporation as Common Stock on the date hereof or (i) in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 5(c) hereof, the stock, securities or property provided for in such section, or (ii) in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

     (g) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to this Section 5, or as to the amount of any such adjustment, if required, shall be binding upon all holders of Warrants and the Corporation if made in good faith by the Board of Directors of the Corporation. For purposes of this Section 5(g), the Corporation's Board of Directors shall be deemed to have acted in good faith if it makes any such decision in reliance upon advice of its legal counsel and/or another independent professional hired to advise the Board on such matters.

SECTION 6. RESTRICTIVE LEGEND.

     (a) Except as otherwise provided in this Section 6, each certificate evidencing the issuance of Warrant Shares (whether issued in the name of the original Holder of this Certificate or of any subsequent transferee thereof), shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO NORD RESOURCES CORPORATION, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. NO TRANSFER OF ANY SUCH SHARE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED."

     (b) Except as otherwise provided in this Section 6, each Warrant Certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "THE WARRANTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH WARRANTS MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE WRITTEN OPINION OF

               COUNSEL SATISFACTORY TO NORD RESOURCES CORPORATION, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. NO TRANSFER OF ANY SUCH WARRANT SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED."

     (c) The legend requirements of Sections 6(a) and 6(b) above shall terminate as to any particular Warrant or Warrant Share: (i) when and so long as such security shall have been effectively registered under the Securities Act and is disposed of pursuant thereto; or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be sold to the public without registration thereof under the Securities Act. Whenever the legend requirements imposed by this Section 6 shall terminate as to any Warrant Share, as hereinabove provided, the Holder hereof shall be entitled to receive from the Corporation, at the Corporation's expense, a new certificate representing such Warrant Shares and not bearing the restrictive legend set forth in Section 6(a).

SECTION 7. RIGHTS OF ACTION. All rights of action with respect to the Warrants are vested in the Holders of the Warrants, and any Holder of a Warrant, without consent of the holder of any other Warrant, may, in such Holder's own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of Warrant Shares in the manner provided in this Warrant Certificate.

SECTION 8. AGREEMENT OF WARRANT HOLDERS. Every holder of a Warrant, by his or her acceptance thereof, consents and agrees with the Corporation and every other holder of a Warrant that:

     (a) The Warrant Registry shall be maintained by the Corporation's Secretary, and shall be the official register of all Warrants issued to any person in the Offering. The Warrant Registry shall be dispositive as to the issuance, ownership, transfer and other aspects of each Warrant issued by the Corporation which are recorded therein and, absent manifest error, such records shall control for all purposes.

     (b) The Warrants are transferable only on the Warrant Registry by the Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the Corporate Office of the Corporation, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Corporation in its sole discretion, together with payment of the amount of any applicable transfer taxes; and

     (c) The Corporation may deem and treat the person in whose name the Warrant Certificate is registered on the Warrant Registry as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in this Certificate.

SECTION 9. MODIFICATION OF WARRANTS. Other than with respect to any adjustment made by the Corporation in accordance with the provisions of Section 5 hereof, this Certificate may only be modified, supplemented or altered by the Corporation, and only with the consent in writing of the Holders of Warrants representing greater than fifty percent (50%) of the total Warrants then outstanding; provided, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the acceleration of the Exercise Date, shall be made without the consent in writing of the Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Certificate as originally executed or are made in compliance with applicable law.

SECTION 10. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Holder of a Warrant Certificate, at the address of such Holder as shown on the Warrant Registry maintained by the Corporation; and if to the Corporation, at 3048 Seven Dash Road, Dragoon, AZ 85609, or such other place as may be designated by the Corporation from time to time in accordance with this Section 10.

SECTION 11. GOVERNING LAW. This Certificate shall be governed by and construed in accordance with the corporations laws of the State of Delaware, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Certificate, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of Delaware. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

SECTION 12. ENTIRE UNDERSTANDING. This Certificate contains the entire understanding among the Corporation and the Holder relating to the subject matter covered herein, and merges all prior discussions, negotiations and agreements, if any between them. Neither of the parties to this agreement shall be bound by any representations, warranties, covenants, or other understandings relating to such subject matter, other than as expressly provided for or referred to herein.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized, as of the date set forth below.

NORD RESOURCES CORPORATION              ATTEST:


By:                                     By:
    ---------------------------------       ------------------------------------
    Erland A. Anderson                      Ronald A. Hirsch
    President                               Chief Executive Officer

Date: November 8, 2005

                                   SCHEDULE 1

Except as expressly disclosed on Appendix I delivered to Holder together with this Note, and which is hereby incorporated herein by reference as an integral part of this Schedule 1, the Company hereby represents and warrants to Holder, as of the date of this Note, the following:

          (a) Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with all Federal, state, local, foreign, and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets, and to carry on its business or proposed business as required. The Company is duly licensed and qualified to do business and be in good standing in every jurisdiction in which the ownership, leasing, licensing or use of property and assets or the conduct of its business makes such qualification necessary. The Company has no subsidiaries.

          (b) Capitalization. The authorized, issued and outstanding capital stock of the Company has been validly issued, and consists of 28,789,240 fully paid and nonassessable shares of the Company's common stock and 6,497,249 warrants and options to purchase common stock. There are no other classes of capital stock or other securities authorized or issued by the Company. The Company has no obligation (contingent or otherwise) to pay any dividend or make any other distribution in respect of its capital stock. There exist no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal or proxies relating to any securities of the Company. The Company has no obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire any shares of its capital stock. There is no commitment by the Company to issue shares, subscriptions, warrants, options, preemptive rights, convertible securities or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset.

          (c) Financial Statements. The unaudited balance sheet of the Company for the year ended December 31, 2004, the related unaudited statements of operations and statements of cash flow for the year ended December 31, 2004 and the unaudited balance sheet of the Company for the six months ended June 30, 2005 (such date being referred to herein as the "Balance Sheet Date" and collectively, the "Financial Statements"), present fairly in all material respects the financial position and cash flows of the Company at the indicated dates and for the indicated periods. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Balance Sheet Date and (ii) obligations under contracts and commitments incurred in the ordinary course of business which are not required to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the business, proposed business, financial condition or operating results of the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          (d) Absence of Undisclosed Liabilities. The Company has no material outstanding claims, liabilities, obligations or indebtedness, contingent or otherwise, whether asserted or unasserted, except as set forth in the Financial Statements, or referred to in any of the notes thereto, except as incurred in the ordinary course of business since the Balance Sheet Date. All liabilities of the Company incurred subsequent to the Balance Sheet Date have been incurred in the ordinary course of business and do not involve borrowings which individually exceed $5,000 and which do not exceed $15,000 in the aggregate.

          (e) Absence of Changes. Since the Balance Sheet Date, the Company has operated in the ordinary course of business consistent with past practice. Since the Balance Sheet Date, there has not occurred any change in the financial condition, results of operations, assets, liabilities or business of the Company which, in the aggregate, has had a material adverse effect on the Company's business.

          (f) Title to Properties; Encumbrances. To the Company's knowledge, the Company has good, valid and marketable title to (A) all of its properties and assets (real, personal, tangible and intangible), including, without limitation, all the properties and assets reflected in the Financial Statements, and (B) all the properties and assets purchased or otherwise acquired since the Balance Sheet Date; in each case clear of all encumbrances, liens, claims, charges or other restrictions of whatever kind or character, except for Permitted Liens (as defined in Schedule 2) existing as of the date of this Note.

          (g) Material Agreements. The Company is not in material violation or breach of or in material default with respect to, complying with any provision of any material contract, agreement, instrument, lease, license, arrangement or understanding to which the Company is a party, and each such material contract, agreement, instrument, lease, license, arrangement and understanding is in full force and effect and is the legal, valid and binding obligation of the Company enforceable as to the Company in accordance with its terms (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and to general equitable principles). The Company has performed in all material respects all obligations to have been performed on such contracts through the date hereof. The Company is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation or By-Laws. To the Company's knowledge, no third party is in default under any agreement, contract or other instrument, document or agreement to which the Company is a party, which default would or could have a material adverse effect on the Company's properties or assets or the business of the Company as presently conducted or proposed to be conducted.

          (h) Patents, Trademarks, and Copyrights, Etc. All patents, trademarks, trade names, brand names and copyrights (in each case, whether issued or pending), all applications for any of the foregoing, and all licenses or rights with respect to any of the foregoing, necessary for the conduct of the Company's business as currently being conducted are owned by the Company, or the Company otherwise has the legal right to use the foregoing, free and clear of all liens and encumbrances of any nature. To the Company's knowledge, the Company is not infringing any copyright, trademark, trade secret or other intellectual property rights of others and, to the Company's knowledge, any patent. All trade secrets, know how, technical processes and procedures developed by and belonging to the Company which are material to the business of the Company and which have not been patented have been kept confidential. The Company has the right to use, free and clear of claims or rights of others, other than as set forth under applicable license or assignment agreements to which the Company is bound, all trade secrets, customer lists, processes, software, patents, copyrights, trademarks, or other intellectual property required for the business of the Company as now being and as proposed to be conducted. The Company has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any intellectual property right. The Company has the exclusive right to file, prosecute and maintain all applications and registrations with respect to its intellectual property rights. Each current and former service provider of the Company has executed a proprietary information and inventions agreement (or similar agreement) with the Company. To the extent the Company has ever utilized consultants or independent contractors for such purpose, each consultant or independent contractor has executed a written agreement, validly assigning to the Company his or her rights in and to all copyrights and works of authorship relating to products, services or technology designed, developed, manufactured, licensed, sold, marketed or serviced by the Company and its business. To the Company's knowledge, none of the Company's service providers is in violation thereof.

          (i) Litigation. There is no action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending or, to the Company's knowledge, threatened against or affecting the Company, nor, to the Company's knowledge, does there exist any basis therefor. The Company is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. To the Company's knowledge, none of the Company's officers or directors is a party to, or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality relating to the Company. There is no action, suit or proceeding by the Company currently pending or which the Company presently intends to initiate.

          (j) Non-Defaults. To the Company's knowledge, the Company is not in default in the performance or observance of any obligation with respect to any order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, would constitute, a default under any of the foregoing. Upon the execution of the Loan Documents, the Company will not be in material breach of any term of any of the Loan Documents nor will any Default be presently occurring, which, in either event, if not cured pursuant to the terms of the Note, would materially and adversely impair the Company's ability to perform its obligations under the Note.

          (k) Employment of Officers, Employees and Consultants. To the Company's knowledge, no third party may assert any valid claim against the Company with respect to the (i) continued employment by, or association with, the Company of any of its present officers, employees or consultants; or (ii) use by the Company of any information which the Company would be prohibited from using under any prior agreements or arrangements or any laws applicable to unfair competition, trade secrets or proprietary information.

          (l) Taxes. The Company has filed all Federal, state, local and foreign tax returns which are required to be filed by it and all such returns are true and correct in all material respects. The Company has paid all taxes pursuant to such returns or pursuant to any assessments received by it and have withheld all amounts which it is obligated to withhold from amounts owing to any employee, creditor or third party. The tax returns of the Company have never been audited by any state, local or Federal authorities. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency. All tax elections have been made by the Company in accordance with generally accepted practices. No deficiency assessment with respect to or proposed adjustment of the Company's Federal, state, county or local taxes is pending or, to the Company's knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company.

          (m) Compliance with Laws; Environmental Matters, Licenses, Etc. The Company has not received any notice of any violation of, or noncompliance with, any Federal, state, local or foreign laws, ordinances, regulations or orders (including, without limitation, those relating to all applicable Federal, state and local insurance laws, rules and regulations, environmental protection, occupational safety and health and other labor laws, ERISA, Federal drug laws, Federal securities laws, equal employment opportunity, consumer protection, credit reporting, "truth-in-lending," and warranties and trade practices) ("Notice of Violation") applicable to the business of the Company operated under the direction of the Company, the violation of, or noncompliance with which, would have a material adverse effect on the Company's business or operations, and the Company knows of no facts or set of circumstances which, to its knowledge, would give rise to such a notice. The Company has all licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Governmental Licenses") required by every Federal, state and local government or regulatory body for the operation of its business and the use of its properties where the failure to obtain or possess such license or permit would have a material adverse effect on the business of the Company. The Governmental Licenses are in full force and effect and, to the Company's knowledge, no violations are or have been recorded in respect of any Governmental License and no proceeding is pending or threatened to revoke or limit any thereof. The Company has not received any written opinion or memorandum from legal counsel indicating that it has taken any action which has resulted in, or is reasonably likely to result in, the Company incurring any liability which may be material to its business, prospects, financial condition, operations, property or affairs. The Company is in compliance with all applicable laws, rules, regulations and orders, the noncompliance with which could materially adversely affect the Company's business or condition, financial or otherwise.

          (n) Authorization. The execution and delivery of the Note and the other Loan Documents has been duly authorized by all requisite corporate action of the Company, and when so executed and delivered, the Note and the other Loan Documents will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and general principles of equity. The issuance of the Note and the Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") and the rules and regulations promulgated thereunder and the Note and the Warrants will be issued in compliance with all applicable Federal securities laws.

          (o) Non-Contravention Etc. The execution, delivery and performance of the terms of the Notes and the other Loan Documents will not (i) violate any provision of law or statute or any order of any court or other agency of government binding on the Company; or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under the Certificate of Incorporation, or By-Laws of the Company or any indenture, mortgage, deed of trust, note, credit or lease agreement or other material agreement or instrument to which the Company is a party or by which it or any of its property is bound or affected, except for such conflict, breach or default as to which requisite waivers or consents shall have been obtained by the Company.

          (p) Insurance. All insurable assets and properties of the Company are insured against all risks usually insured against by persons owning or operating similar properties and assets in the localities where such properties or assets are located, through insurance policies all of which are in full force and effect. The Company is insured against all claims relating to its activities to the same extent that the risks of such claims are usually insured against by persons or entities involved in similar activities. Each of the insurance policies referred to in this section is issued by an insurer of recognized responsibility, and the Company has not received any notice or threat of the cancellation or nonrenewal of any such policy.

          (q) No Consent. No permit, consent, approval, authorization, order or filing with any court or governmental authority is required in connection with the issuance of the Note.

          (r) Employee Relations. To the Company's knowledge, the Company is in compliance with all applicable Federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. To the Company's knowledge, there are no pending investigations involving the Company by the U.S. Department of Labor, or any other domestic or foreign governmental agency responsible for the enforcement of such Federal, state, local, or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or to the Company's knowledge, threatened against or involving the Company, or any predecessor entities, and none has ever occurred. No collective bargaining agreement or modification thereof is currently being negotiated by the Company. To the Company's knowledge, no labor dispute with the employees of the Company exists, or is imminent.

          (s) Transactions with Affiliates. No stockholder, officer or director of the Company nor any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Act) (herein, a "Related Party") is a party to any agreement with the Company including, without limitation, any contract, agreement or other arrangement providing for the rental of real or personal property from, or otherwise requiring payments not in the ordinary course of business to, any Related Party. No employee of the Company or any Related Party is indebted in an amount greater than $5,000 to the Company, indebtedness to the Company by all employees and related parties does not exceed $15,000 and the Company is not indebted to any of its employees.

As used in this Note, the phrase, "to the Company's knowledge" or similar phrases shall mean to the knowledge of the Company's directors, officers and key employees, following reasonable inquiry.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                          Page 1


                                   APPENDIX I

      EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES SET FORTH IN SCHEDULE 1

(A)  ORGANIZATION:

     The Company has one wholly-owned subsidiary, which is Cochise Aggregate and Materials, Inc., a Nevada corporation.

(B)  CAPITALIZATION:

(1) On February 21, 2001, Ronald A. Hirsch was granted Two Hundred and Fifty Thousand (250,000) non-qualifying stock options as consideration for a consulting agreement by and between the Company and Mr. Hirsch, with an exercise price of $0.18 per share.

(2) On October 20, 2003, the Company granted Shon O'Laughlin an option to purchase up to fifteen thousand (15,000) shares of the Company's common stock at the purchase price of $0.02 per share.

(3) On October 20, 2003, the Company granted Mary Elkins an option to purchase up to twenty five thousand (25,000) shares of the Company's common stock at the purchase price of $0.02 per share.

(4) On January 2, 2004, the Company entered into an Executive Employment Agreement with Ronald A. Hirsch to serve as the Company's Chairman. Pursuant to the Executive Employment Agreement and the Unanimous Consent of the Board, dated October 20, 2003, the Company granted Mr. Hirsch the options to purchase up to three million (3,000,000) shares of the Company's common stock at an exercise price of Two Cents ($0.02) per share. On June 29, 2004, Mr. Hirsch partially exercised the stock options to receive one million seven hundred fifty thousand (1,750,000) shares of the Company's common stock by paying the Company Thirty-Five Thousand Dollars ($35,000). However, on July 18, 2005, Mr. Hirsch and the Company entered into a Rescission Agreement to rescind Mr. Hirsch's purchase of the 1,750,000 shares, effective as of June 29, 2004.

(5) Effective June 29, 2004, and in connection with the rescission of the Thirty-Five Thousand Dollars ($35,000) that was paid by Ronald A. Hirsch for the one million seven hundred fifty thousand (1,750,000) shares of the Company's common stock, the Company issued a Convertible Promissory Note to Mr. Hirsch dated July 1, 2004. As of July 1, 2005, which is the maturity date of the Note, Mr. Hirsch may convert all or some of the unpaid principal and accrued interest into shares of the Company's common stock at a conversion price of Seventeen and One-Half Cents ($.175) per share.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                          Page 2


(6) On October 4, 2004, the Company issued a Convertible Promissory Note to Ronald A. Hirsch for the principal sum of One Hundred Six Thousand Dollars ($106,000), plus any accrued but unpaid interest. As of October 5, 2005, which is the maturity date of the Note, Mr. Hirsch may convert all or some of the unpaid principal and accrued interest into shares of the Company's common stock at a conversion price of Twenty Cents ($0.20) per share.

(7) Effective as of September 26, 2005, the Company entered into an Amendment to Convertible Promissory Note dated October 4, 2004 with Ronald Hirsch which states that unless the Promissory Note is converted as provided in Section 2 (of the Promissory Note), the Promissory Note will automatically mature and be due and payable on December 31, 2005.

(8) On August 19, 2004, the Company issued a Convertible Promissory Note to Stephen D. Seymour for the principal sum of Sixty-Six Thousand Dollars ($66,000), plus any accrued but unpaid interest. As of August 19, 2005, which is the maturity date of the Note, Mr. Seymour may convert all or some of the unpaid principal and accrued interest into shares of the Company's common stock at a conversion price of Twenty Cents ($0.20) per share.

(9) Effective as of September 26, 2005, the Company entered into an Amendment to Convertible Promissory Note dated August 19, 2004 with Stephen D. Seymour which states that unless the Promissory Note is converted as provided in Section 2 (of the Promissory Note), the Promissory Note will automatically mature and be due and payable on December 31, 2005.

(10) On January 2, 2004, the Company entered into an Executive Employment Agreement with Erland A. Anderson to serve as the Company's President. Pursuant to the Executive Employment Agreement and the Unanimous Consent of the Board, dated October 20, 2003, the Company granted Mr. Anderson the options to purchase up to one million five hundred (1,500,000) shares of the Company's common stock at an exercise price of $0.02 per share. As of October 3, 2005, Mr. Anderson has exercised options to purchase one hundred fifty thousand (150,000) shares of the Company's common stock, and there are options outstanding which remain to be exercised and which would allow him to purchase an additional amount of up to one million three hundred fifty thousand (1,350,000) shares of the Company's common stock.

(11) On October 20, 2003, the Company granted Stephen D. Seymour an option to purchase up to two hundred and fifty thousand (250,000) shares of the Company's common stock at the purchase price of Two Cents ($0.02) per share.

(12) As of January 2004, Laflin, Lieuwen, Tucker ("LLT"), has agreed to accept three thousand six hundred and sixty eight (3,668) shares of its common stock in full satisfaction of an outstanding debt in the amount of $9536.36 owed to LLT. In

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                          Page 3


accordance therewith, the Company has reserved, but has not yet issued, three thousand six hundred and sixty eight (3,668) shares of its common stock for this purpose.

(11) As of January 10, 2004, Davis, Graham & Stubbs, LLP, a Colorado limited liability partnership ("DGS") has agreed to accept three thousand nine hundred and sixty (3,960) shares of the Company's common stock in full satisfaction of an outstanding debt in the amount of $11,880.28 owed to DGS. In accordance therewith, the Company has reserved, but has not yet issued, three thousand nine hundred and sixty (3,960) shares of its common stock.

(12) As of February 2004, Pfeifer, Hanson, & Mullins, P.C., a New Mexico professional corporation ("PHM"), has agreed to accept two hundred and thirty nine thousand, four hundred and sixty three (239,463) shares of the Company's common stock in full satisfaction of the total outstanding debt and accrued interest on said debt owed by the Company to PHM for legal services rendered to the Company by PHM. A Debt Conversion Agreement to this effect has been drafted, but has not yet been signed by all involved parties. In accordance therewith, the Company has reserved, but has not yet issued, two hundred thirty nine thousand four hundred and sixty three (239,463) shares of its common stock for this purpose.

(13) In connection with a default judgment entered on October 31, 2003 against the Company and in favor of Bowne of Dallas, L.P. ("Bowne"), in Cause No. cc-0402321-d, filed in the County Court at Law No. 4, County of Dallas, State of Texas, as of March 31, 2004, the Company and Bowne are currently negotiating a settlement agreement pursuant to which Bowne will accept Six Thousand Dollars ($6,000) and ten thousand (10,000) shares of the Company's common stock in full satisfaction of the total outstanding debt and accrued interest on said debt owed by the Company to Bowne pursuant to the default judgment. A Settlement Agreement to this effect has been drafted, but has not yet been signed by all involved parties. In accordance therewith, the Company has reserved, but has not yet issued ten thousand (10,000) shares of its common stock for this purpose (although the Company has already paid and Bowne has acknowledged the receipt of, the $6,000 cash).

(14) As of April 16, 2004, Quadna, Inc., an Arizona corporation ("Quadna"). has agreed to subscribe for twelve thousand (12,0000) shares of the Company's common stock in full satisfaction of the total outstanding debt and accrued interest on said debt owed by the Company to Quadna. A Debt Conversion Agreement to this effect has been drafted, but has not yet been signed by all involved parties.

(15) As of April 16, 2004, MPRGEO, LLC, an Arizona limited liability company ("MPRGEO") has agreed to subscribe for sixty-six thousand six hundred and sixty-six (66,666) shares of the Company's common stock and an additional sixty-six thousand six hundred sixty-four (66,664) shares of the Company's common stock which is to be issued to MPRGEO on the first, second, third, and fourth anniversaries of the date of a Debt Conversion Agreement that was entered into between MPRGEO and the Company. Of

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                          Page 4


these amounts, MPRGEO has been issued sixty-six thousand six hundred sixty-six (66,666) shares and twenty-eight thousand eight hundred forty-six (28,846) shares, the latter of which was issued in connection with the first anniversary payment pursuant to an amendment to the Debt Conversion Agreement that was entered into between the parties, as further described below. In addition, pursuant to the Debt Conversion Agreement, MPRGEO agreed to accept one option to purchase up to and including ninety-nine thousand, nine hundred and ninety-nine (99,999) shares of the Company's common stock in full satisfaction of the Company's obligations to MPRGEO under a certain Property Agreement relating to the Company's option to purchase the "Coyote Springs" property.

(16) As of April 16, 2004, Thornwell Rogers, an individual ("Rogers") has agreed to subscribe for sixty-six thousand six hundred and sixty-six (66,666) shares of the Company's common stock and an additional sixty-six thousand six hundred sixty-four (66,664) shares of the Company's common stock which is to be issued to Rogers on the first, second, third, and fourth anniversaries of the date of a Debt Conversion Agreement that was entered into between Rogers and the Company. Of these amounts, Rogers has been issued sixty-six thousand six hundred sixty-six (66,666) shares and twenty-eight thousand eight hundred forty-six (28,846) shares, the latter of which was issued in connection with the first anniversary payment pursuant to an amendment to the Debt Conversion Agreement that was entered into between the parties, as further described below. In addition, pursuant to the Debt Conversion Agreement, Rogers agreed to accept one option to purchase up to and including ninety-nine thousand, nine hundred and ninety-nine (99,999) shares of the Company's common stock in full satisfaction of the Company's obligations to Rogers under a certain Property Agreement relating to the Company's option to purchase the "Coyote Springs" property.

(17) As of April 16, 2004, South Branch Resources, LLC, an Arizona limited liability company organized and existing under the laws of the State of Arizona ("SBR") has agreed to subscribe for sixty-six thousand six hundred and sixty-six (66,666) shares of the Company's common stock and an additional sixty-six thousand six hundred sixty-four (66,664) shares of the Company's common stock which is to be issued to SBR on the first, second, third, and fourth anniversaries of the date of a Debt Conversion Agreement that was entered into between SBR and the Company. Of these amounts, SBR has been issued sixty-six thousand six hundred sixty-six (66,666) shares and twenty-eight thousand eight hundred forty-six (28,846) shares, the latter of which was issued in connection with the first anniversary payment pursuant to an amendment to the Debt Conversion Agreement that was entered into between the parties, as further described below. In addition, pursuant to the Debt Conversion Agreement, SBR agreed to accept one option to purchase up to and including ninety-nine thousand, nine hundred and ninety-nine (99,999) shares of the Company's common stock in full satisfaction of the Company's obligations to SBR under a certain Property Agreement relating to the Company's option to purchase the "Coyote Springs" property.

(18) On April 24, 2004, the Company entered into a Subscription Agreement with
C. Max Detjens, an individual ("Detjens"), whereby Detjens agreed to subscribe for and was

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                          Page 5


issued one hundred thousand (100,000) shares of the Company's common stock. Pursuant to that certain Subscription Agreement, Mr. Detjens also received a warrant to purchase an additional fifty thousand (50,000) shares of the Company's common stock within three years from the closing of the offering for a price of Thirty-Five Cents ($0.35) per share.

(19) On April 24, 2004, the Company entered into a Subscription Agreement with Brian A. Cook, an individual ("Cook"), whereby Cook agreed to subscribe for and was issued one hundred thousand (100,000) shares of the Company's common stock. Pursuant to that certain Subscription Agreement, Mr. Cook also received a warrant to purchase an additional fifty thousand (50,000) shares of the Company's common stock within three years from the closing of the offering for a price of Thirty-Five Cents ($0.35) per share.

(20) On April 24, 2004, the Company entered into a Subscription Agreement with William A. Peoples, an individual ("Peoples"), whereby Peoples agreed to subscribe for and was issued one hundred thousand (100,000) shares of the Company's common stock. Pursuant to that certain Subscription Agreement, Mr. Peoples also received a warrant to purchase an additional fifty thousand (50,000) shares of the Company's common stock within three years from the closing of the offering for a price of Thirty-Five Cents ($0.35) per share.

(21) As of May 24, 2004, Cognis Corporation, a Delaware Corporation ("Cognis") agreed to accept twenty eight thousand five hundred and six (28,506) shares of the Company's common stock in full satisfaction of an outstanding debt in the amount of Twenty Eight Thousand Five Hundred and Six Dollars ($28,506.00) owed by the Company to Cognis. A Debt Conversion Agreement to this effect has been drafted, but has not yet been signed by all involved parties. In accordance therewith, the Company has reserved, but not yet issued, twenty eight thousand five hundred and six (28,506) shares of its common stock for this purpose.

(22) As of June 10, 2004, the Company has negotiated an agreement with South Branch Resources, LLC, an Arizona limited liability company ("SBR"), whereby SBR would receive up to one hundred thousand (100,000) shares of the Company's common stock and an option to purchase up to and including fifty thousand (50,000) shares of the Company's common stock in full satisfaction of the Company's obligations to SBR under a certain Property Agreement relating to the Company's option to purchase the "Mimbres" property, located in Grant County, New Mexico and consisting of forty-five (45) unpatented mining claims. These shares have been reserved for issuance until an agreement to this effect has been drafted and fully executed.

(23) As of June 10, 2004, the Company has negotiated an agreement with Thornwell Rogers, an individual ("Rogers"), whereby Rogers would receive up to one hundred thousand (100,000) shares of the Company's common stock and an option to purchase up to and including fifty thousand (50,000) shares of the Company's common stock in full

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                          Page 6


satisfaction of the Company's obligations to Rogers under a certain Property Agreement relating to the Company's option to purchase the "Mimbres" property, located in Grant County, New Mexico and consisting of forty-five (45) Unpatented Mining Claims. These shares have been reserved for issuance until an agreement to this effect has been drafted and fully executed.

(24) As of June 10, 2004, the Company has negotiated an agreement with MPRGEO, LLC, an Arizona limited liability company ("MPRGEO"), whereby MRGPEO would receive up to one hundred thousand (100,000) shares of the Company's common stock and an option to purchase up to and including fifty thousand (50,000) shares of the Company's common stock in full satisfaction of the Company's obligations to Rogers under a certain Property Agreement relating to the Company's option to purchase the "Mimbres" property, located in Grant County, New Mexico and consisting of forty-five (45) Unpatented Mining Claims. These shares have been reserved for issuance until an agreement to this effect has been drafted and fully executed.

(25) As of December 14, 2004, the Company has negotiated a First Amendment to the Terms of Agreement, Option to Purchase the "Coyote Springs" Property dated January 28, 2004 (the "Original Agreement") with Thornwell Rogers, an adult individual ("Rogers"), South Branch Resources, LLC, an Arizona limited liability company ("SBR") and MRPGEO, LLC ("MRPGEO" and collectively, with Rogers and SBR, the "Vendors") pursuant to which the Vendors would not receive either the 16,666 shares of common stock of the Company or the $15,000, as called for in the Original Agreement, but rather, on January 28, 2005 (the "First Anniversary Date") of the Original Agreement, the Vendors would each receive $7,500 upon the signing of the First Amendment to the Original Agreement. In addition, within five (5) business days of the First Anniversary Date and the necessary execution of a Subscription Agreement by each of the Vendors, whichever occurs later, the Company shall convey to the Vendors a number of shares of the Company's common stock valued at $7,500. The share price for such valuation, and the number of shares to be conveyed to the Vendors was calculated based on the closing price of the shares of the Company's common stock on the First Anniversary Date.

(26) On July 15, 2004, the Company agreed to enter into a Subscription Agreement with William A. Peoples, an individual ("Peoples"), whereby Peoples would receive up to fifty thousand (50,000) shares of the Company's common stock and a warrant to purchase an additional twenty-five thousand (25,000) shares of the Company's common stock.

(27) On July 15, 2004, the Company agreed to enter into a Subscription Agreement with Rex E. Loesby, whereby Mr. Loesby would receive up to seventy-one thousand five hundred (71,500) shares of the Company's common stock and a warrant to purchase an additional thirty-five thousand seven hundred fifty (35,750) shares of the Company's common stock.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                          Page 7


(28) Commencing in April 2004, the Company conducted a private placement pursuant to which it sought to raise up to a maximum amount of $420,000 from the sale of Units, each such United comprised of one (1) share of common stock plus one (1) warrant to purchase a one-half (1/2) share of common stock, at a purchase price of Thirty Five Cents ($0.35) per Unit. An aggregate amount of three hundred thousand (300,000) Units were subscribed for.

(29) Commencing in April 2004, the Company conducted a private placement pursuant to which it sought to raise up to a maximum amount of $420,000 from the sale of Units, each such United comprised of one (1) share of common stock plus one (1) warrant to purchase a one-half (1/2) share of common stock, at a purchase price of Thirty Five Cents ($0.35) per Unit. An aggregate amount of one hundred twenty one thousand five hundred (121,500) Units were subscribed for.

(30) In April, 2005, the Company agreed to enter into an employment agreement with John Perry to serve as the Company's Senior Vice President and Chief Financial Officer. In connection with this agreement and until the Company receives funding, Mr. Perry is to receive twenty thousand (20,000) shares of the Company's common stock on a pro rata basis. Further, upon the execution of the employment agreement, Mr. Perry was to receive five hundred thousand (500,000) shares of common stock of the Company, two hundred fifty thousand (250,000) of which were received upon his acceptance of the employment terms and two hundred fifty thousand (250,000) of which are to be received at his (1) one-year anniversary. In addition, Mr. Perry was granted five hundred thousand (500,000) common stock options with a term of two (5) years.

(31) The Company is about to commence a private placement whereby it is seeking to raise up to the maximum amount of $500,000 from the sale of Units comprised of one (1) share of common stock plus one (1) warrant to purchase a one-half (1/2) share of common stock, at a purchase price of Thirty Five Cents ($0.35) per Unit. At the commencement of the offering, there will be one million four hundred twenty-eight thousand five hundred seventy-one (1,428,571) Units to be subscribed for.

(32) On April 22, 2005, the Company entered into a Settlement Agreement and General Release (the "Settlement Agreement") with W. Pierce Carson, an adult individual ("Carson"). Pursuant to the Settlement Agreement, Carson was to receive two hundred fifty thousand (250,000) shares of the Company's common stock on or before August 1, 2005 and warrants to purchase an additional two hundred fifty thousand (250,000) shares of the Company's common stock at an exercise price of Fifty Cents ($0.50) per share. The warrants expire on April 22, 2008.

(33) On June 30, 2004, the Company entered into a Revolving Line of Credit Agreement (the "Line of Credit Agreement") with Ronald A. Hirsch and Stephen Seymour (the "Lenders") in the principal amount of Six Hundred Thousand Dollars ($600,000.00), which matures on December 31, 2005. Pursuant to the Line of Credit Agreement, the Company executed and delivered to the Lenders a secured promissory

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                          Page 8


note in the amount of Six Hundred Thousand Dollars ($600,000) and the Company and the Lenders entered into a Security Agreement (the "Security Agreement"). The Company also agreed to issue to the Lenders four (4) shares of the Company's common stock and four (4) warrants for every One Dollar ($1.00) loaned to the Company in Advances (as such term in defined in the Line of Credit Agreement). Each Warrant enables the Lenders to purchase one share of the Company's common stock for an exercise price of Twenty-Five Cents ($0.25) for three (3) years. The Shares and Warrants owed to the Lenders for any particular Advance shall be issued in the names of the Lenders, in accordance with instructions from the Lenders, within ten (10) days of an Advance. The Lenders agreed that the shares and warrants described above are "restricted securities" as defined by SEC Rule 144; however, the Company agreed to register for sale the shares and the shares of common stock underlying the warrants on any registration statement that the Company files during the next ten (10) years with the Securities and Exchange Commission, except for any registration statement filed on Form S-8.

(34) About August 19, 2005, the Company received a letter from Mr. Walter Belous in which he requested payment from the Company in the amount of $43,750 due to accrued pension payments since his retirement as a Director of the Company. On August 25, 2005, the Company sent a letter to Mr. Belous stating that since his retirement, the Company instituted new management and a new infrastructure and therefore, the Company's current management was unaware of his claim. Further, the letter from the Company requested that Mr. Belous provide documentation and evidence to Ron Hirsch so that an investigation may commence regarding his claim for accrued pension payments. On or about September 9, 2005, the Company received another letter dated September 2, 2005 with the requested information. The Company's corporate counsel, August Law Group, P.C., will be sending a response to Mr. Belous to discuss the funding issues of the Company and the possibility of a share issuance in exchange for any accrued pension payments.

(35) If the claim above from Mr. Walter Belous is legitimite, there is one (1) other former director of the Company, Donald L. Roettele, who may also qualify for accrued pension payments. However, at this time, the Company has not received any communication from him requesting that any accrued pension payments be made to him and his whereabouts are unknown at this time. In the event that Mr. Roettele does have a ligitimite claim, the Company may consider the possibility of a share issuance in exchange for any accrued pension payments.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                          Page 9


(C)  FINANCIAL STATEMENTS.

     None.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 10


(D)  ABSENCE OF UNDISCLOSED LIABILITIES.

(1) On June 30, 2004, the Company entered into a Revolving Line of Credit Agreement (the "Line of Credit Agreement") with Ronald A. Hirsch and Stephen Seymour (the "Lenders") in the principal amount of Six Hundred Thousand Dollars ($600,000.00), which matures on December 31, 2005. Pursuant to the Line of Credit Agreement, the Company executed and delivered to the Lenders a secured promissory note in the amount of Six Hundred Thousand Dollars ($600,000) and the Company and the Lenders entered into a Security Agreement (the "Security Agreement"). The Company also agreed to issue to the Lenders four (4) shares of the Company's common stock and four (4) warrants for every One Dollar ($1.00) loaned to the Company in Advances (as such term in defined in the Line of Credit Agreement). Each Warrant enables the Lenders to purchase one share of the Company's common stock for an exercise price of Twenty-Five Cents ($0.25) for three (3) years. The Shares and Warrants owed to the Lenders for any particular Advance shall be issued in the names of the Lenders, in accordance with instructions from the Lenders, within ten (10) days of an Advance. The Lenders agreed that the shares and warrants described above are "restricted securities" as defined by SEC Rule 144; however, the Company agreed to register for sale the shares and the shares of common stock underlying the warrants on any registration statement that the Company files during the next ten (10) years with the Securities and Exchange Commission, except for any registration statement filed on Form S-8.

(2) About August 19, 2005, the Company received a letter from Mr. Walter Belous in which he requested payment from the Company in the amount of $43,750 due to accrued pension payments since his retirement as a Director of the Company. On August 25, 2005, the Company sent a letter to Mr. Belous stating that since his retirement, the Company instituted new management and a new infrastructure and therefore, the Company's current management was unaware of his claim. Further, the letter from the Company requested that Mr. Belous provide documentation and evidence to Ron Hirsch so that an investigation may commence regarding his claim for accrued pension payments. On or about September 9, 2005, the Company received another letter dated September 2, 2005 with the requested information. The Company's corporate counsel, August Law Group, P.C., will be sending a response to Mr. Belous to discuss the funding issues of the Company and the possibility of a share issuance in exchange for any accrued pension payments.

(3) If the claim above from Mr. Walter Belous is legitimite, there is one (1) other former director of the Company, Donald L. Roettele, who may also qualify for accrued pension payments. However, at this time, the Company has not received any communication from him requesting that any accrued pension payments be made to him and his whereabouts are unknown at this time. In the event that Mr. Roettele does have a ligitimite claim, the Company may consider the possibility of a share issuance in exchange for any accrued pension payments.

(E)  ABSENCE OF CHANGES.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 11


     None.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 12


(F)  TITLE TO PROPERTIES; ENCUMBRANCES.

(1) On or about October 30, 2002 the Company entered into a loan agreement with McGuire Machinery Inc., having a place of business located at 85 Riverwood Drive, Grayson, Kentucky 41143, such loan agreement evidenced by a Promissory Note for the amount of Ninety-Five Thousand Dollars ($95,000). As collateral for the loan, the Promissory Note is secured by the Company's "Ingersol Rand DM45E Blasthole Drill, Serial Number 7301.". This loan was subsequently transferred to Javernick Equipment, Inc. on September 8, 2005.

(2) On or about August 12, 2004, the Company entered into an equipment lease for a "Caterpillar 980G Serial #2KR02433." Pursuant to the Lease, the Company is required to make monthly payments in the amount of 2,107.79 for a term of forty-eight (48) months. On August 18, 2004, an addendum to the equipment lease was entered into which grants the Company an option to purchase the "Caterpillar 980G Loader Serial #2KR02433" for one dollar ($1.00). Under the terms of the agreement, the Lessor is identified as Nationwide Funding, LLC., 520 Trabuco Road, Irvine, California 92620 ("Nationwide Funding). Nationwide Funding subsequently assigned the lease to Santa Barbara Bank & Trust, P.O. Box 60607, Santa Barbara, CA 93117.

(3) On June 30, 2004, the Company entered into a Revolving Line of Credit Agreement (the "Line of Credit Agreement") with Ronald A. Hirsch and Stephen Seymour (the "Lenders") in the principal amount of Six Hundred Thousand Dollars ($600,000.00), which matures on December 31, 2005. Pursuant to the Line of Credit Agreement, the Company executed and delivered to the Lenders a secured promissory note in the amount of Six Hundred Thousand Dollars ($600,000) and the Company and the Lenders entered into a Security Agreement (the "Security Agreement"). The Company also agreed to issue to the Lenders four (4) shares of the Company's common stock and four (4) warrants for every One Dollar ($1.00) loaned to the Company in Advances (as such term in defined in the Line of Credit Agreement). Each Warrant enables the Lenders to purchase one share of the Company's common stock for an exercise price of Twenty-Five Cents ($0.25) for three (3) years. The Shares and Warrants owed to the Lenders for any particular Advance shall be issued in the names of the Lenders, in accordance with instructions from the Lenders, within ten (10) days of an Advance. The Lenders agreed that the shares and warrants described above are "restricted securities" as defined by SEC Rule 144; however, the Company agreed to register for sale the shares and the shares of common stock underlying the warrants on any registration statement that the Company files during the next ten (10) years with the Securities and Exchange Commission, except for any registration statement filed on Form S-8. The Line of Credit Agreement is secured by all of the assets of the Company (the "Johnson Camp Collateral" as such term is defined in that certain Secured Convertible Note to be issued by the Company to Nedbank Limited).

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 13


(G)  MATERIAL AGREEMENTS.

     None.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 14


(H)  PATENTS, TRADEMARKS, AND COPYRIGHTS, ETC.

     None.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 15


(I)  LITIGATION.

(1) On December 4, 2001, default judgment was entered against the Company for failing to appear on a complaint filed by Accounting Solutions Holding Company, Inc. (Accounting Solutions) for the aggregate sum of $25,682.31, inclusive of prejudgment interest and attorneys fees. The Company has not paid any amounts towards this judgment.

(2) On September 7, 2002, the Arizona Department of Environmental Quality ("ADEQ") issued a Compliance Order (the "Order") indicating that the Company's operation of the Johnson Camp Mine located at Dragoon, Arizona (the "Mine") was in violation of the Arizona Revised Statutes ("A.R.S"), Title 49, Chapter 2,
Article 3 and Arizona Administrative Code ("A.A.C.") Title 18, Chapter 9, Articles 1 and 2 (collectively hereinafter "Arizona's aquifer protection laws,") and ADEQ Consent Order P-4-01 and requiring the Company to bring the Mine into compliance with Arizona's aquifer protection laws. Pursuant to the Order, the Company and the ADEQ entered into a stipulated judgment which assessed civil penalties against the Company in the amount of four million, three hundred and twenty five thousand dollars ($4,325,000). In addition, the Order created an escrow account, into which the Company was required to deposit, and did deposit One Million, Five Hundred Thousand Dollars ($1,500,000), which was to be used to bring the Mine into compliance with said Order. The Order provides that violation of the order will subject the Company to further civil penalties which shall include the entry of the stipulated judgment and the assessment of the civil penalties therein. Pursuant to the Order, the Company has deposited One Million, Five Hundred Thousand Dollars ($1,500,000) into an escrow account, all the funds of which have been used to bring the Mine into Compliance with the Order. The Company currently operates the Mine in compliance with the Order.

(3) On October 31, 2003, judgment was entered against the Company on a Complaint filed by Bowne of Dallas ("Bowne") in the County Court of Law No. 4, Dallas County, Texas. The Company and Bowne have subsequently negotiated an agreement which has not yet been fully executed, whereby in exchange for a Release of Judgment the Company covenants and agrees to pay Bowne the six thousand dollars ($6,000) and ten thousand (10,000) shares of the Company's restricted Common Stock. Pursuant to this pending settlement agreement, the Company has already paid to Bowne the sum of Six Thousand Dollars ($6,000).

(4) On or about December 11, 2003, Great West Life & Annuity Insurance Company ("Great West") filed a verified complaint (the "Complaint") against the Company in case number CV2003-024231, filed in the Superior Court of Arizona, County of Maricopa alleging causes of action for breach of contract and unjust enrichment and seeking to recover $107,606.09 in addition to prejudgment interest, costs and attorneys fees. The Complaint alleges that the Company breached a contract with Great West for the establishment and maintenance of the Company's employee health and welfare benefit plans by failing to pay Great West the amounts owing to Great West under the contract.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 16


The Company has filed a cross-complaint against Great West for failing to pay the claims made by the Company's employees under employee health and welfare benefit plans. Litigation is pending.

(5) On October 31, 2001, a complaint was filed against the Company by Gallagher & Kennedy, P.A. ("Gallagher") in the Superior Court of Arizona, County of Maricopa, alleging causes of action for Breach of Contract, Unjust Enrichment, and Quantum Meruit and seeking to recover, in addition to prejudgment interest and attorneys fees, Twenty Thousand One Hundred and Fifty Seven Dollars and Ninety Eight Cents ($20,157.98), the balance due in exchange for legal services provided by Gallagher to the Company. On March 4, 2004, counsel for Gallagher filed an application for entry of default. Since that time, the Company and Gallagher have entered into an Agreement and Covenant Not to Execute dated March 10, 2005 pursuant to which the Company agreed to pay a monthly fee of $1,000 for twelve (12) months and a final payment of $5,657.98 on the thirteenth (13th) month until the amount of $17,657.98 is paid in full.

(6) On August 22, 2003, judgment was entered in Cause No. CV200300419 against the Company and in favor of Sulphur Springs Valley Electric Cooperative, Inc., an Arizona corporation ("SSVEC"), for the aggregate amount of $169,759.27, inclusive of prejudgment interest, costs, and attorneys fees. Subsequently, on January 23, 2004, the Company and SSVEC entered into a Covenant Not To Execute On Judgment whereby, in exchange for scheduled payments by the Company to SSVEC, SSVEC agreed not to execute on the judgment. The agreement provides for a payment schedule of: (i) $1,000 on the first of every month commencing March 1, 2004 and continuing until February 1, 2005 and a payment of $30,000 on or before February 28, 2005; and (ii) $3,000 on the first of every month commencing March 1, 2005, and continuing until February 1, 2006, with the remaining amount due on the judgment to be paid on February 28, 2006.

(7) As of October 31, 2004, the Company entered into a Settlement Agreement and Mutual and General Release with Schuler Messersmith Daly & Landsdowne ("SMDL"), in connection with indebtedness (the "Debt") in the aggregate amount of $110,255.28 that was owed by the Company. Pursuant to this agreement and in full settlement of the Debt, the Company agreed to make monthly payments of Two Thousand Five Hundred Dollars ($2,500) commencing November 1, 2004 with the remaining balance of any unpaid principal and accrued interest to be paid within fifteen (15) days following the closing of financing for the Company, if earlier, November 1, 2005.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 17


(J)  NON-DEFAULTS.

     None.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 18


(K)  EMPLOYMENT WITH OFFICERS, EMPLOYEES AND CONSULTANTS.

     On January 2, 2004, the Company entered into an Executive Employment Agreement with Erland Anderson to serve as the Company's Chief Executive Officer.

     On January 2, 2004, the Company entered into an Executive Employment Agreement with Ron A. Hirsch to serve as the Company's Chairman of the Board of Directors.

     In April, 2005, the Company agreed to enter into an employment agreement with John Perry to serve as the Company's Senior Vice President and Chief Financial Officer. In connection with this agreement and until the Company receives funding, Mr. Perry is to receive twenty thousand (20,000) shares of the Company's common stock on a pro rata basis. Further, upon the execution of the employment agreement, Mr. Perry was to receive five hundred thousand (500,000) shares of common stock of the Company, two hundred fifty thousand (250,000) of which were received upon his acceptance of the employment terms and two hundred fifty thousand (250,000) of which are to be received at his (1) one-year anniversary. In addition, Mr. Perry was granted five hundred thousand (500,000) common stock options with a term of two (5) years.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 19


(L)  TAXES.

     None.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 20


(M)  COMPLIANCE WITH LAWS; ENVIRONMENTAL MATTERS, LICENSES, ETC.

(1) On September 7, 2002, the Arizona Department of Environmental Quality ("ADEQ") issued a Compliance Order (the "Order") indicating that the Company's operation of the Johnson Camp Mine located at Dragoon, Arizona (the "Mine") was in violation of the Arizona Revised Statutes ("A.R.S"), Title 49, Chapter 2,
Article 3 and Arizona Administrative Code ("A.A.C.") Title 18, Chapter 9, Articles 1 and 2 (collectively hereinafter "Arizona's aquifer protection laws,") and ADEQ Consent Order P-4-01 and requiring the Company to bring the Mine into compliance with Arizona's aquifer protection laws. Pursuant to the Order, the Company and the ADEQ entered into a stipulated judgment which assessed civil penalties against the Company in the amount of four million, three hundred and twenty five thousand dollars ($4,325,000). In addition, the Order created an escrow account, into which the Company was required to deposit, and did deposit One Million, Five Hundred Thousand Dollars ($1,500,000), which was to be used to bring the Mine into compliance with said Order. The Order provides that violation of the order will subject the Company to further civil penalties which shall include the entry of the stipulated judgment and the assessment of the civil penalties therein. Pursuant to the Order, the Company has deposited One Million, Five Hundred Thousand Dollars ($1,500,000) into an escrow account, all the funds of which have been used to bring the Mine into Compliance with the Order. The Company currently operates the Mine in compliance with the Order.

(2) The Company is delinquent in the filing of periodic reports required under the Securities Exchange Act of 1934, and has therefore been a non-reporting company listed in the Pink Sheets stock market since the year 2000. The Company is currently in the process of completing the audits necessary to bring current its periodic reports under the Exchange Act, and its legal counsel has been in discussion with the Securities and Exchange Commission about the filing of a comprehensive annual report on Form 10-KSB to bring the Company back into compliance once the audits are completed.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 21


(N)  AUTHORIZATION.

     None.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 22


(O)  NON-CONTRAVENTION ETC.

     None.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 23


(P)  INSURANCE.

     None.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 24


(Q)  NO CONSENT.

     None.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 25


(R)  EMPLOYEE RELATIONS.

     None.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 26


(S)  TRANSACTIONS WITH AFFILIATES.

(1) On February 21, 2001, Ronald A. Hirsch was granted Two Hundred and Fifty Thousand (250,000) non-qualifying stock options as consideration for a consulting agreement by and between the Company and Mr. Hirsch, with an exercise price of $0.18 per share.

(2) On January 2, 2004, the Company entered into an Executive Employment Agreement with Erland A. Anderson to serve as the Company's President and the Company agreed to compensate Mr. Anderson at a base salary of One Hundred and Fifty Thousand Dollars ($150,000) annually. Pursuant to the Executive Employment Agreement and the Unanimous Consent of the Board, dated October 20, 2003, the Company granted Mr. Anderson the options to purchase up to one million five hundred (1,500,000) shares of the Company's common stock at an exercise price of $0.02 per share. As of October 3, 2005, Mr. Anderson has exercised options to purchase one hundred fifty thousand (150,000) shares of the Company's common stock, and there are options outstanding which remain to be exercised and which would allow him to purchase an additional amount of up to one million three hundred fifty thousand (1,350,000) shares of the Company's common stock.

(3) On January 2, 2004, the Company entered into an Executive Employment Agreement with Ronald A. Hirsch to serve as the Company's Chairman. Pursuant to the Executive Employment Agreement; a Unanimous Written Consent of the Board dated October 20, 2003, the Company agreed to grant Mr. Hirsch the options to purchase up to three million (3,000,000) shares of the Company's common stock at an exercise price of Two Cents ($0.02) per share and to compensate Mr. Hirsch at base salary of Two Hundred Thousand Dollars ($200,000) annually.

(4) On June 29, 2004, Mr. Hirsch partially exercised the stock options he received pursuant to that certain Executive Employment Agreement dated January 2, 2004 to receive one million seven hundred fifty thousand (1,750,000) shares of the Company's common stock by paying the Company Thirty-Five Thousand Dollars ($35,000). However, on July 18, 2005, Mr. Hirsch and the Company entered into a Rescission Agreement to rescind Mr. Hirsch's purchase of the 1,750,000 shares, effective as of June 29, 2004.

(5) Effective June 29, 2004, and in connection with the rescission of the Thirty-Five Thousand Dollars ($35,000) that was paid by Ronald A. Hirsch for the one million seven hundred fifty thousand (1,750,000) shares of the Company's common stock, the Company issued a Convertible Promissory Note to Mr. Hirsch dated July 1, 2004. As of July 1, 2005, which is the maturity date of the Note, Mr. Hirsch may convert all or some of the unpaid principal and accrued interest into shares of the Company's common stock at a conversion price of Seventeen and One-Half Cents ($.175) per share.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 27


(6) On October 4, 2004, the Company issued a Convertible Promissory Note to Ronald A. Hirsch for the principal sum of One Hundred Six Thousand Dollars ($106,000), plus any accrued but unpaid interest. As of October 5, 2005, which is the maturity date of the Note, Mr. Hirsch may convert all or some of the unpaid principal and accrued interest into shares of the Company's common stock at a conversion price of Twenty Cents ($0.20) per share.

(7) Effective as of September 26, 2005, the Company entered into an Amendment to Convertible Promissory Note dated October 4, 2004 with Ronald Hirsch which states that unless the Promissory Note is converted as provided in Section 2 (of the Promissory Note), the Promissory Note will automatically mature and be due and payable on December 31, 2005.

(8) On August 19, 2004, the Company issued a Convertible Promissory Note to Stephen D. Seymour for the principal sum of Sixty-Six Thousand Dollars ($66,000), plus any accrued but unpaid interest. As of August 19, 2005, which is the maturity date of the Note, Mr. Seymour may convert all or some of the unpaid principal and accrued interest into shares of the Company's common stock at a conversion price of Twenty Cents ($0.20) per share.

(9) Effective as of September 26, 2005, the Company entered into an Amendment to Convertible Promissory Note dated August 19, 2004 with Stephen D. Seymour which states that unless the Promissory Note is converted as provided in Section 2 (of the Promissory Note), the Promissory Note will automatically mature and be due and payable on December 31, 2005.

(10) On October 20, 2003, the Company granted Stephen D. Seymour an option to purchase up to two hundred and fifty thousand (250,000) shares of the Company's common stock at the purchase price of Two Cents ($0.02) per share.

(11) As of June 17, 2004, the Company has agreed to compensate Rex Loesby to serve as a consultant and the Company's Treasurer in exchange for payment of twelve thousand five hundred (12,500) shares of the Company's common stock for each month of consulting services provided to the Company by Mr. Loesby. However, Mr. Loesby no longer serves as a consultant to the Company or as the Company's Treasurer, as further described below. In consideration of past consulting services provided pursuant to this agreement, the Company has issued fifty thousand (50,000) shares of its common stock to Mr. Loesby.

(12) Pursuant to a private placement of the Company which commenced July 15, 2004, the Company agreed to enter into a Subscription Agreement with Rex E. Loesby, whereby Mr. Loesby received up to seventy-one thousand five hundred (71,500) shares of the Company's common stock and a warrant to purchase an additional thirty-five thousand seven hundred fifty (35,750) shares of the Company's common stock.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 28


(13) In April, 2005, the Company agreed to enter into an employment agreement with John Perry to serve as the Company's Senior Vice President and Chief Financial Officer. In connection with this agreement and until the Company receives funding, Mr. Perry is to receive twenty thousand (20,000) shares of the Company's common stock on a pro rata basis. Further, upon the execution of the employment agreement, Mr. Perry was to receive five hundred thousand (500,000) shares of common stock of the Company, two hundred fifty thousand (250,000) of which were received upon his acceptance of the employment terms and two hundred fifty thousand (250,000) of which are to be received at his (1) one-year anniversary. In addition, Mr. Perry was granted five hundred thousand (500,000) common stock options with a term of two (5) years.

(14) On June 30, 2004, the Company entered into a Revolving Line of Credit Agreement (the "Line of Credit Agreement") with Ronald A. Hirsch and Stephen Seymour (the "Lenders") in the principal amount of Six Hundred Thousand Dollars ($600,000.00), which matures on December 31, 2005. Pursuant to the Line of Credit Agreement, the Company executed and delivered to the Lenders a secured promissory note in the amount of Six Hundred Thousand Dollars ($600,000) and the Company and the Lenders entered into a Security Agreement (the "Security Agreement"). The Company also agreed to issue to the Lenders four (4) shares of the Company's common stock and four (4) warrants for every One Dollar ($1.00) loaned to the Company in Advances (as such term in defined in the Line of Credit Agreement). Each Warrant enables the Lenders to purchase one share of the Company's common stock for an exercise price of Twenty-Five Cents ($0.25) for three (3) years. The Shares and Warrants owed to the Lenders for any particular Advance shall be issued in the names of the Lenders, in accordance with instructions from the Lenders, within ten (10) days of an Advance. The Lenders agreed that the shares and warrants described above are "restricted securities" as defined by SEC Rule 144; however, the Company agreed to register for sale the shares and the shares of common stock underlying the warrants on any registration statement that the Company files during the next ten (10) years with the Securities and Exchange Commission, except for any registration statement filed on Form S-8.

(15) The Company has a contingent right of first refusal to acquire from Ronald
A. Hirsch and Steven Seymour, two of the Company's directors, a right of first refusal to acquire all of their respective interest (to the extent they acquire any such interest at any time and from time to time during the term of this Agreement) in the proposed Asset Purchase Agreement which they may (but are not obligated to) enter into with ASARCO, a New Jersey corporation ("ASARCO") and providing for the sale by ASARCO of its Tennessee Mining Division, a zinc operation (the "Purchase Agreement"). By written consent dated October 14, 2004, the Company assigned any and all rights, title and interest it had in and to the Purchase Agreement to Messrs. Hirsch and Seymour, in consideration for the right of first refusal.

(16) About August 19, 2005, the Company received a letter from Mr. Walter Belous in which he requested payment from the Company in the amount of $43,750 due to accrued

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 29


pension payments since his retirement as a Director of the Company. On August 25, 2005, the Company sent a letter to Mr. Belous stating that since his retirement, the Company instituted new management and a new infrastructure and therefore, the Company's current management was unaware of his claim. Further, the letter from the Company requested that Mr. Belous provide documentation and evidence to Ron Hirsch so that an investigation may commence regarding his claim for accrued pension payments. On or about September 9, 2005, the Company received another letter dated September 2, 2005 with the requested information. The Company's corporate counsel, August Law Group, P.C., will be sending a response to Mr. Belous to discuss the funding issues of the Company and the possibility of a share issuance in exchange for any accrued pension payments.

(17) If the claim above from Mr. Walter Belous is legitimite, there is one (1) other former director of the Company, Donald L. Roettele, who may also qualify for accrued pension payments. However, at this time, the Company has not received any communication from him requesting that any accrued pension payments be made to him and his whereabouts are unknown at this time. In the event that Mr. Roettele does have a ligitimite claim, the Company may consider the possibility of a share issuance in exchange for any accrued pension payments.

(18) As of October 3, 2005, the Company is indebted to its Employees, Officers, Directors, and Affiliates as follows:

OFFICER/DIRECTOR                         AMOUNT ($US)   TOTAL ($US)
----------------                         ------------   -----------
RONALD HIRSCH
Prior Consulting contract                   320,000
Accrued Salary through 12/31/04             200,000
Accrued Salary through 9/30/05              150,000
Accrued Directors Fees through 9/30/05       47,500         717,500
                                            =======      ==========
ERLAND ANDERSON
Consulting as Mine Tech Services             46,384
Accrued Salary as of 12/31/04               172,500
Accrued Salary through 9/30/05               73,500
Accrued Director fees through 9/30/05        20,000         312,384
                                            =======      ==========
STEPHEN SEYMOUR
Accrued Director fees through 12/31/04       12,500
Accrued Director fees through 9/30/05         7,500          20,000
                                            =======      ==========
   TOTAL ACCRUED COMPENSATION                            $1,049,884

         EXCEPTIONS TO COVENANTS AND AGREEMENTS SET FORTH IN SCHEDULE 2.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 30


(1.1.) INDEBTEDNESS.

(1) As of October 3, 2005, Accounts Payable over sixty (60) days includes the following:

VENDOR                                  DUE DATE           NUMBER            BALANCE
------                                 ----------   --------------------   ----------
Accounting Solutions                   01/10/2005   AUDIT 04                25,682.31
ADP                                    02/14/2003   345949                      24.00
ADP                                    02/27/2003   350181                      92.50
AGE Contracting, Inc.                  01/10/2005   2390 audit 5-25-1        5,700.00
Aggreko                                11/10/2001                           10,796.40
Aggreko                                01/10/2005                           25,380.40
Aitco Inc.                             07/01/2003   2003-277                   286.36
Arizona DMV                            08/15/2004   4WT849                      74.94
Arizona Paging                         01/10/2005   105182-460-778-053         475.71
Asarco, Inc                            05/29/2003   011990A                     19.94
Asarco, Inc                            07/02/2003   012230A                      3.88
Ascom Hasler Leasing                   01/10/2005   12-01 per audit            917.68
Bass Consultants                       04/10/2001                            3,800.00
Belew's, Inc.                          02/10/2001                              611.52
Belous, Walter T.                      01/25/2001                            8,500.00
Blue Flame Bottle Gas Service          01/10/2005   515628                     755.30
Border Products Corp.                  08/27/2003   921339                     256.59
Border Products Corp.                  09/05/2003   925105                      53.71
Border Products Corp.                  09/05/2003   924081                     129.99
Border Products Corp.                  09/18/2003   22454                       37.91
Border Products Corp.                  09/18/2003   929921                      72.86
Capital Bank and Trust                 08/30/2001                              750.00
Capital Bank and Trust                 02/15/2002   102623                     750.00
Capital Bank and Trust                 02/16/2003   104959                     750.00
Cassels Brock & Blackwell LLP          04/14/2003   1043778                    464.87
Cassels Brock & Blackwell LLP          08/15/2004   028059-00001               488.94
CBIZ Actuarial                         01/10/2005   audit14344B3-31-1        2,300.00
Ceridan Benefits Services              09/10/2001                              125.00
Cognis                                 11/16/2001                           28,505.75
CRU Intrnl.                            04/07/2001                            1,500.00
CSC                                    02/01/2002   7236773                    290.00
CSC                                    03/11/2004   FINANCE CHARGE              35.53
CSC                                    01/08/2005                              608.00
CSC                                    01/08/2005                              298.00
CSC                                    02/21/2005                              285.00

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 31


Custom Mailing Solutions               01/24/2003   3569                       519.61
Cytec Industries                                    PO1123                      (7.59)
D.C. Treasurer                         01/10/2005   9/29/00 audit               30.00
Demand Printing                        05/26/2001                              474.49
Depository Trust                       01/10/2005   09/06/01  per audit        375.00
Entre Computer                         01/10/2005   audit 2001                 352.18
Expanets                               01/10/2005   per audit 2001             403.83
Field Lining Systems Inc.              01/20/2003   Dec. 02-079-AZ           4,952.92
GCR Tucson Tire                        01/01/2002   97484                       95.00
GCR Tucson Tire                        01/10/2005   92613&97484 audit           70.00
Geographe International                04/22/2001                            9,756.50
Grainger                               02/22/2001                              222.82
Great Western Chemical co.             01/10/2005   per audit 2001           5,330.00
Harllee, Porges                        12/30/2001                              388.00
Harold Burr Attny                                                             (256.45)
IBM Corporation                        01/10/2005   per audit 2001             213.08
Industrial Motor & Control, Inc.       11/26/2001                              144.44
Keenen Supply                          06/02/2001                            3,163.69
Keenen Supply                          03/21/2002   S022502                     72.40
Laser Specialists                      01/10/2005   44184 per audit            148.03
Leanne Ann Baker                       05/05/2005   42401                      725.00
Mardian Equipment - TUC                09/27/2003   aug 03                   1,902.20
MARSHCO, Inc.                          01/10/2005   147474 per audit         5,610.00
Maskell-Robbins, Inc.                  03/10/2001                            3,372.90
Mayer Hoffman McCann P.C.              08/11/2005   FC JULY 05                  10.00
McCollister's                          01/10/2005   059198251 per audit        312.80
Micon International Ltd                06/10/2005   05-05-1047               2,192.27
Micon International Ltd                07/10/2005   05-06-1092              11,990.96
Midland Information Systems            01/10/2005   S54802-000 per audit       725.00
Mining & Construction Suppliers        02/09/2001                              249.42
Paul Revere Insurance                  01/10/2005   049725.22                  309.83
PR Newswire                            01/20/2001   24772780                   164.50
PR Newswire                            02/25/2001                            2,567.50
Prudential Securities Incorporated     01/24/2003   5766                       154.92
Quality Copier                         02/10/2001                               76.48
R. Berger & Associates                 05/10/2001   4020                     7,814.70
R. Berger & Associates                 05/30/2002   4281                       129.65
R. Berger & Associates                 08/22/2002   4557                       126.20
R. Berger & Associates                 08/22/2002   4575                       126.80

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 32


R. Berger & Associates                 09/22/2002   4699                       131.50
R. Berger & Associates                 10/19/2002   4830                       148.05
Rieser & Marx                          01/10/2005   15325 Audit             14,680.57
Roettele, Donald                       01/25/2001                            8,500.00
RSC                                    09/07/2003   aug 03                   1,434.00
SETON                                  08/16/2003   9301629376                  44.66
Sierra Springs                         01/10/2005   546949 AUDIT               244.25
Stewart, McKelvey, Stirling & Scales   08/08/2003   06/27/03                11,227.12
Sturgeon Electric                      10/29/2001                            2,325.00
Sunwest Supply                         02/28/2003   9081                       215.80
Sunwest Supply                         04/20/2003   9312                        44.20
Sunwest Supply                         04/26/2003   9339                       260.00
Sunwest Supply                         06/12/2003   9536                       100.00
Tucson Transformer                     09/21/2001                              451.00
Unisource                              01/10/2005   43505075 AUDIT               5.35
Vision Engineering                     05/10/2001                            8,890.00
Weber Drilling                         02/10/2003                           10,536.87
Weber Drilling                         02/25/2003                            2,286.46
Willis payment plan                    01/23/2005   05 liability payment     8,965.12
Winters, Dorsey & Co., LLC             03/14/2003   N02-03-001-02               22.07
Winters, Dorsey & Co., LLC             04/14/2003   N02-03-001-03            5,660.67
Xerox Corp.                            12/13/2001                            1,614.24
Xerox Corp.                            02/01/2002   086878268                  282.73
Xerox Corp.                            01/10/2005   AUDIT ADJUST TO ACT         32.71
Gallagher & Kennedy                    12/21/2001                           10,657.98
Jacobvitz, Thuma & Walker              03/28/2002   2013                         1.56
Jacobvitz, Thuma & Walker              04/25/2002   2014                       936.44
Jacobvitz, Thuma & Walker              08/16/2003   PER STATEMENT 5/6/3     22,867.13
Javernick Equipment                    12/14/2004   dump truck balance       4,000.00
Mine Tech Services                     12/27/2001                           39,235.62
Mine Tech Services                     08/07/2002   3049                     6,712.50
Schuler, Messersmith                   02/10/2003   1767                    41,059.33
Schuler, Messersmith                   03/21/2003   1778                    21,621.81
Schuler, Messersmith                   05/02/2003   1797                       289.07
Schuler, Messersmith                   05/12/2003   1813                        48.28
Schuler, Messersmith                   11/11/2004   INTEREST TO DATE        31,637.97

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 33


SSVEC                                  03/12/2003   March 03                16,499.00
SSVEC                                  04/30/2003   April 03                38,051.00
SSVEC                                  05/11/2003   May 03                     563.09
SSVEC                                  07/04/2003   June 03                 40,207.91
SSVEC                                  08/16/2003   SCAUG 03                   594.91
SSVEC                                  01/10/2005   INTEREST PER JUDGMNT    52,519.17
SSVEC                                  04/10/2005   1st qrt 05 interest      9,201.91
SSVEC                                  07/10/2005   2nd qrt interest         7,887.14
Winters Company                        07/05/2001                           41,973.13
Bowne of Dallas                        04/12/2003   BODI-03030033-1          9,162.09
Bowne of Dallas                        04/12/2003   BODI-03030032-1            406.00
Bowne of Dallas                        04/27/2003   BODI-03010054-2            650.00
Carson, Pierce                         04/10/2001                            7,239.37
Great West Life                        01/11/2003   OCT 01                   9,011.57
Great West Life                        03/19/2003   March 03                 9,730.43
Great West Life                        04/11/2003   APRIL PREM & CLAIMS     25,079.37
John F Champagne                       12/28/2000                           31,845.00
John F Champagne                       03/19/2002   684646                   1,236.25
Airgas                                 11/30/2003                              280.50
Airgas                                 12/31/2003                              289.60
Airgas                                 01/31/2004                              289.60
Airgas                                 02/01/2004                              289.60
Airgas                                 02/29/2004   103142673                  271.40
Airgas                                 03/31/2004                              289.60
Airgas                                 07/12/2004   103223417                  338.38
Airgas                                 08/05/2004   103796615                   46.61
Airgas                                 08/09/2004   103245344                  305.72
Airgas                                 09/14/2004   Inv103700588                51.06
Kirkland - Clarence                    01/11/2003   thru 12/30/03            3,496.00
Lightnin                               06/28/2001                           26,000.00
                                                                           ----------
                                                                           755,944.51
                                                                           ==========

* These dollar amounts will be fully paid by the Company upon the closing of the financing with Nedbank.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 34


(2) As of October 3, 2004, the Company is indebted to its Employees, Officers, Directors, or Affiliates as follows:

OFFICER/DIRECTOR                         AMOUNT ($US)   TOTAL ($US)
----------------                         ------------   -----------
RONALD HIRSCH
Prior Consulting contract                   320,000
Accrued Salary through 12/31/04             200,000
Accrued Salary through 9/30/05              150,000
Accrued Directors Fees through 9/30/05       47,500         717,500
                                            =======      ==========
ERLAND ANDERSON
Consulting as Mine Tech Services             46,384
Accrued Salary as of 12/31/04               172,500
Accrued Salary through 9/30/05               73,500
Accrued Director fees through 9/30/05        20,000         312,384
                                            =======      ==========
STEPHEN SEYMOUR
Accrued Director fees through 12/31/04       12,500
Accrued Director fees through 9/30/05         7,500          20,000
                                            =======      ==========
   TOTAL ACCRUED COMPENSATION                            $1,049,884

(3) On or about October 30, 2002 the Company entered into a loan agreement with McGuire Machinery Inc., having a place of business located at 85 Riverwood Drive, Grayson, Kentucky 41143, such loan agreement evidenced by a Promissory Note for the amount of Ninety-Five Thousand Dollars ($95,000). As collateral for the loan, the Promissory Note is secured by the Company's "Ingersol Rand DM45E Blasthole Drill, Serial Number 7301."

(4) On June 30, 2004, the Company entered into a Revolving Line of Credit Agreement (the "Line of Credit Agreement") with Ronald A. Hirsch and Stephen Seymour (the "Lenders") in the principal amount of Six Hundred Thousand Dollars ($600,000.00), which matures on December 31, 2005. Pursuant to the Line of Credit Agreement, the Company executed and delivered to the Lenders a secured promissory note in the amount of Six Hundred Thousand Dollars ($600,000) and the Company and the Lenders entered into a Security Agreement (the "Security Agreement"). The Company also agreed to issue to the Lenders four (4) shares of the Company's common stock and four (4) warrants for every One Dollar ($1.00) loaned to the Company in Advances (as such term in defined in the Line of Credit Agreement). Each Warrant enables the Lenders to purchase one share of the Company's common stock for an exercise price of Twenty-Five Cents ($0.25) for three (3) years. The Shares and Warrants

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 35


owed to the Lenders for any particular Advance shall be issued in the names of the Lenders, in accordance with instructions from the Lenders, within ten (10) days of an Advance. The Lenders agreed that the shares and warrants described above are "restricted securities" as defined by SEC Rule 144; however, the Company agreed to register for sale the shares and the shares of common stock underlying the warrants on any registration statement that the Company files during the next ten (10) years with the Securities and Exchange Commission, except for any registration statement filed on Form S-8.

(5) About August 19, 2005, the Company received a letter from Mr. Walter Belous in which he requested payment from the Company in the amount of $43,750 due to accrued pension payments since his retirement as a Director of the Company. On August 25, 2005, the Company sent a letter to Mr. Belous stating that since his retirement, the Company instituted new management and a new infrastructure and therefore, the Company's current management was unaware of his claim. Further, the letter from the Company requested that Mr. Belous provide documentation and evidence to Ron Hirsch so that an investigation may commence regarding his claim for accrued pension payments. On or about September 9, 2005, the Company received another letter dated September 2, 2005 with the requested information. The Company's corporate counsel, August Law Group, P.C., will be sending a response to Mr. Belous to discuss the funding issues of the Company and the possibility of a share issuance in exchange for any accrued pension payments.

(6) If the claim above from Mr. Walter Belous is legitimite, there is one (1) other former director of the Company, Donald L. Roettele, who may also qualify for accrued pension payments. However, at this time, the Company has not received any communication from him requesting that any accrued pension payments be made to him and his whereabouts are unknown at this time. In the event that Mr. Roettele does have a ligitimite claim, the Company may consider the possibility of a share issuance in exchange for any accrued pension payments.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 36


(1.2). LIENS.

(1) On or about October 30, 2002 the Company entered into a loan agreement with McGuire Machinery Inc., having a place of business located at 85 Riverwood Drive, Grayson, Kentucky 41143, such loan agreement evidenced by a Promissory Note for the amount of Ninety-Five Thousand Dollars ($95,000). As collateral for the loan, the Promissory Note is secured by the Company's "Ingersol Rand DM45E Blasthole Drill, Serial Number 7301." This loan was subsequently transferred to Javernick Equipment, Inc. on September 8, 2005.

(2) On June 30, 2004, the Company entered into a Revolving Line of Credit Agreement (the "Line of Credit Agreement") with Ronald A. Hirsch and Stephen Seymour (the "Lenders") in the principal amount of Six Hundred Thousand Dollars ($600,000.00), which matures on December 31, 2005. Pursuant to the Line of Credit Agreement, the Company executed and delivered to the Lenders a secured promissory note in the amount of Six Hundred Thousand Dollars ($600,000) and the Company and the Lenders entered into a Security Agreement (the "Security Agreement"). The Company also agreed to issue to the Lenders four (4) shares of the Company's common stock and four (4) warrants for every One Dollar ($1.00) loaned to the Company in Advances (as such term in defined in the Line of Credit Agreement). Each Warrant enables the Lenders to purchase one share of the Company's common stock for an exercise price of Twenty-Five Cents ($0.25) for three (3) years. The Shares and Warrants owed to the Lenders for any particular Advance shall be issued in the names of the Lenders, in accordance with instructions from the Lenders, within ten (10) days of an Advance. The Lenders agreed that the shares and warrants described above are "restricted securities" as defined by SEC Rule 144; however, the Company agreed to register for sale the shares and the shares of common stock underlying the warrants on any registration statement that the Company files during the next ten (10) years with the Securities and Exchange Commission, except for any registration statement filed on Form S-8. All of the assets of the Company are secured by the Lenders pursuant to this Line of Credit Agreement.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 37


(1.3) RESTRICTIONS ON INVESTMENTS.

(1) The Company has a contingent right of first refusal to acquire from Ronald
A. Hirsch and Steven Seymour, two of the Company's directors, a right of first refusal to acquire all of their respective interest (to the extent they acquire any such interest at any time and from time to time during the term of this Agreement) in the proposed Asset Purchase Agreement which they may (but are not obligated to) enter into with ASARCO, a New Jersey corporation ("ASARCO") and providing for the sale by ASARCO of its Tennessee Mining Division, a zinc operation (the "Purchase Agreement"). By written consent dated October 14, 2004, the Company assigned any and all rights, title and interest it had in and to the Purchase Agreement to Messrs. Hirsch and Seymour, in consideration for the right of first refusal.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 38


(1.4) DISTRIBUTIONS; RESTRICTED PAYMENTS.

     None.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 39


(1.5) MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

     (1.5.1)   MERGERS AND ACQUISITIONS.

               None.

     (1.5.2) DISPOSITION OF ASSETS.

          (a) Pursuant to the Post-Closing letter to be entered into between the Company, Auramet Trading, LLC ("Auramet") and Nedbank Limited, the parties may mutually agree in good faith, that the Company and Auramet shall negotiate in good faith the terms of an agreement for copper cathode (the "Copper Cathode Offtake Agreement"), providing for, among other things, the purchase by Auramet of copper cathode produced by the Company, on prices and conditions based on then existing market terms and conditions and reasonably acceptable to the Company, over a term of twenty-four (24) months.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 40


(1.6) COMPLIANCE WITH ENVIRONMENTAL LAWS.

     None.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 41


(1.7) BUSINESS ACTIVITIES.

(1) The Company has a contingent right of first refusal to acquire from Ronald
A. Hirsch and Steven Seymour, two of the Company's directors, a right of first refusal to acquire all of their respective interest (to the extent they acquire any such interest at any time and from time to time during the term of this Agreement) in the proposed Asset Purchase Agreement which they may (but are not obligated to) enter into with ASARCO, a New Jersey corporation ("ASARCO") and providing for the sale by ASARCO of its Tennessee Mining Division, a zinc operation (the "Purchase Agreement"). By written consent dated October 14, 2004, the Company assigned any and all rights, title and interest it had in and to the Purchase Agreement to Messrs. Hirsch and Seymour, in consideration for the right of first refusal.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 42


(1.8) TRANSACTIONS WITH AFFILIATES.

(1) On February 21, 2001, Ronald A. Hirsch was granted Two Hundred and Fifty Thousand (250,000) non-qualifying stock options as consideration for a consulting agreement by and between the Company and Mr. Hirsch, with an exercise price of $0.18 per share.

(2) On January 2, 2004, the Company entered into an Executive Employment Agreement with Erland A. Anderson to serve as the Company's President and the Company agreed to compensate Mr. Anderson at a base salary of One Hundred and Fifty Thousand Dollars ($150,000) annually. Pursuant to the Executive Employment Agreement and the Unanimous Consent of the Board, dated October 20, 2003, the Company granted Mr. Anderson the options to purchase up to one million five hundred (1,500,000) shares of the Company's common stock at an exercise price of $0.02 per share. As of October 3, 2005, Mr. Anderson has exercised options to purchase one hundred fifty thousand (150,000) shares of the Company's common stock, and there are options outstanding which remain to be exercised and which would allow him to purchase an additional amount of up to one million three hundred fifty thousand (1,350,000) shares of the Company's common stock.

(3) On January 2, 2004, the Company entered into an Executive Employment Agreement with Ronald A. Hirsch to serve as the Company's Chairman. Pursuant to the Executive Employment Agreement; a Unanimous Written Consent of the Board dated October 20, 2003, the Company agreed to grant Mr. Hirsch the options to purchase up to three million (3,000,000) shares of the Company's common stock at an exercise price of Two Cents ($0.02) per share and to compensate Mr. Hirsch at base salary of Two Hundred Thousand Dollars ($200,000) annually.

(4) On June 29, 2004, Mr. Hirsch partially exercised the stock options he received pursuant to that certain Executive Employment Agreement dated January 2, 2004 to receive one million seven hundred fifty thousand (1,750,000) shares of the Company's common stock by paying the Company Thirty-Five Thousand Dollars ($35,000). However, on July 18, 2005, Mr. Hirsch and the Company entered into a Rescission Agreement to rescind Mr. Hirsch's purchase of the 1,750,000 shares, effective as of June 29, 2004.

(5) Effective June 29, 2004, and in connection with the rescission of the Thirty-Five Thousand Dollars ($35,000) that was paid by Ronald A. Hirsch for the one million seven hundred fifty thousand (1,750,000) shares of the Company's common stock, the Company issued a Convertible Promissory Note to Mr. Hirsch dated July 1, 2004. As of July 1, 2005, which is the maturity date of the Note, Mr. Hirsch may convert all or some of the unpaid principal and accrued interest into shares of the Company's common stock at a conversion price of Seventeen and One-Half Cents ($.175) per share.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 43


(6) On October 4, 2004, the Company issued a Convertible Promissory Note to Ronald A. Hirsch for the principal sum of One Hundred Six Thousand Dollars ($106,000), plus any accrued but unpaid interest. As of October 5, 2005, which is the maturity date of the Note, Mr. Hirsch may convert all or some of the unpaid principal and accrued interest into shares of the Company's common stock at a conversion price of Twenty Cents ($0.20) per share.

(7) Effective as of September 26, 2005, the Company entered into an Amendment to Convertible Promissory Note dated October 4, 2004 with Ronald Hirsch which states that unless the Promissory Note is converted as provided in Section 2 (of the Promissory Note), the Promissory Note will automatically mature and be due and payable on December 31, 2005.

(8) On August 19, 2004, the Company issued a Convertible Promissory Note to Stephen D. Seymour for the principal sum of Sixty-Six Thousand Dollars ($66,000), plus any accrued but unpaid interest. As of August 19, 2005, which is the maturity date of the Note, Mr. Seymour may convert all or some of the unpaid principal and accrued interest into shares of the Company's common stock at a conversion price of Twenty Cents ($0.20) per share.

(9) Effective as of September 26, 2005, the Company entered into an Amendment to Convertible Promissory Note dated August 19, 2004 with Stephen D. Seymour which states that unless the Promissory Note is converted as provided in Section 2 (of the Promissory Note), the Promissory Note will automatically mature and be due and payable on December 31, 2005.

(10) On October 20, 2003, the Company granted Stephen D. Seymour an option to purchase up to two hundred and fifty thousand (250,000) shares of the Company's common stock at the purchase price of Two Cents ($0.02) per share.

(11) As of June 17, 2004, the Company has agreed to compensate Rex Loesby to serve as a consultant and the Company's Treasurer in exchange for payment of twelve thousand five hundred (12,500) shares of the Company's common stock for each month of consulting services provided to the Company by Mr. Loesby. However, Mr. Loesby no longer serves as a consultant to the Company or as the Company's Treasurer, as further described below. In consideration of past consulting services provided pursuant to this agreement, the Company has issued fifty thousand (50,000) shares of its common stock to Mr. Loesby.

(12) Pursuant to a private placement of the Company which commenced July 15, 2004, the Company agreed to enter into a Subscription Agreement with Rex E. Loesby, whereby Mr. Loesby received up to seventy-one thousand five hundred (71,500) shares of the Company's common stock and a warrant to purchase an additional thirty-five thousand seven hundred fifty (35,750) shares of the Company's common stock.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 44


(13) On March 28, 2005, the Company agreed to enter into an employment agreement with John Perry to serve as the Company's Senior Vice President and Chief Financial Officer. In connection with this agreement and until the Company receives funding, Mr. Perry is to receive twenty thousand (20,000) shares of the Company's common stock on a pro rata basis. Further, upon the execution of the employment agreement, Mr. Perry was to receive five hundred thousand (500,000) shares of common stock of the Company, two hundred fifty thousand (250,000) of which were received upon his acceptance of the employment terms and two hundred fifty thousand (250,000) of which are to be received at his (1) one-year anniversary. In addition, Mr. Perry was granted five hundred thousand (500,000) common stock options with a term of two (2) years.

(14) On June 30, 2004, the Company entered into a Revolving Line of Credit Agreement (the "Line of Credit Agreement") with Ronald A. Hirsch and Stephen Seymour (the "Lenders") in the principal amount of Six Hundred Thousand Dollars ($600,000.00), which matures on December 31, 2005. Pursuant to the Line of Credit Agreement, the Company executed and delivered to the Lenders a secured promissory note in the amount of Six Hundred Thousand Dollars ($600,000) and the Company and the Lenders entered into a Security Agreement (the "Security Agreement"). The Company also agreed to issue to the Lenders four (4) shares of the Company's common stock and four (4) warrants for every One Dollar ($1.00) loaned to the Company in Advances (as such term in defined in the Line of Credit Agreement). Each Warrant enables the Lenders to purchase one share of the Company's common stock for an exercise price of Twenty-Five Cents ($0.25) for three (3) years. The Shares and Warrants owed to the Lenders for any particular Advance shall be issued in the names of the Lenders, in accordance with instructions from the Lenders, within ten (10) days of an Advance. The Lenders agreed that the shares and warrants described above are "restricted securities" as defined by SEC Rule 144; however, the Company agreed to register for sale the shares and the shares of common stock underlying the warrants on any registration statement that the Company files during the next ten (10) years with the Securities and Exchange Commission, except for any registration statement filed on Form S-8.

(15) The Company has a contingent right of first refusal to acquire from Ronald
A. Hirsch and Steven Seymour, two of the Company's directors, a right of first refusal to acquire all of their respective interest (to the extent they acquire any such interest at any time and from time to time during the term of this Agreement) in the proposed Asset Purchase Agreement which they may (but are not obligated to) enter into with ASARCO, a New Jersey corporation ("ASARCO") and providing for the sale by ASARCO of its Tennessee Mining Division, a zinc operation (the "Purchase Agreement"). By written consent dated October 14, 2004, the Company assigned any and all rights, title and interest it had in and to the Purchase Agreement to Messrs. Hirsch and Seymour, in consideration for the right of first refusal.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 45


(16) As of October 3, 2005, the Company is indebted to its Employees, Officers, Directors, and Affiliates as follows:

OFFICER/DIRECTOR                         AMOUNT ($US)   TOTAL ($US)
----------------                         ------------   -----------
RONALD HIRSCH
Prior Consulting contract                   320,000
Accrued Salary through 12/31/04             200,000
Accrued Salary through 9/30/05              150,000
Accrued Directors Fees through 9/30/05       47,500         717,500
                                            =======      ==========
ERLAND ANDERSON
Consulting as Mine Tech Services             46,384
Accrued Salary as of 12/31/04               172,500
Accrued Salary through 9/30/05               73,500
Accrued Director fees through 9/30/05        20,000         312,384
                                            =======      ==========
STEPHEN SEYMOUR
Accrued Director fees through 12/31/04       12,500
Accrued Director fees through 9/30/05         7,500          20,000
                                            =======      ==========
   TOTAL ACCRUED COMPENSATION                            $1,049,884
                                                         ==========

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 46


(1.9) CONFLICTING AGREEMENTS.

(1) On June 30, 2004, the Company entered into a Revolving Line of Credit Agreement (the "Line of Credit Agreement") with Ronald A. Hirsch and Stephen Seymour (the "Lenders") in the principal amount of Six Hundred Thousand Dollars ($600,000.00), which has an interest rate of 6% and which had an original maturity date of December 31, 2005. Pursuant to the terms and conditions of that certain Subordination Agreement between Lenders and Auramet Trading, LLC, the maturity date of the Line of Credit Agreement has been extended to immediately after all sums due and payable under the Loan are paid. If any extensions to the Line of Credit are granted by the Lenders, this will require the Company to pay additional interest payments, which may impair the Company from making timely payments pursuant to that certain Secured Promissory Note to be entered into between the Company and Nedbank Limited.

Pursuant to the Line of Credit Agreement, the Company also executed and delivered to the Lenders a secured promissory note in the amount of Six Hundred Thousand Dollars ($600,000) and the Company and the Lenders entered into a Security Agreement (the "Security Agreement"). The Company also agreed to issue to the Lenders four (4) shares of the Company's common stock and four (4) warrants for every One Dollar ($1.00) loaned to the Company in Advances (as such term in defined in the Line of Credit Agreement). Each Warrant enables the Lenders to purchase one share of the Company's common stock for an exercise price of Twenty-Five Cents ($0.25) for three (3) years. The Shares and Warrants owed to the Lenders for any particular Advance shall be issued in the names of the Lenders, in accordance with instructions from the Lenders, within ten (10) days of an Advance. The Lenders agreed that the shares and warrants described above are "restricted securities" as defined by SEC Rule 144; however, the Company agreed to register for sale the shares and the shares of common stock underlying the warrants on any registration statement that the Company files during the next ten (10) years with the Securities and Exchange Commission, except for any registration statement filed on Form S-8.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 47


(1.10) FISCAL YEAR 2004 FINANCIAL STATEMENTS.

     None.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 48


(1.11) MONTHLY OPERATING REPORTS.

     None.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 49


(1.12) NOTIFICATION AS TO CERTAIN EVENTS.

     None.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 50


(1.13) PAYMENT OF ACCRUED COMPENSATION.

     None.

                                                                      Appendix 1
                                                          Schedule of Exceptions
                                                                         Page 51


(1.14) MAINTENANCE OF REQUIRED APPROVAL AND CONSENTS; COMPLIANCE WITH LAWS.

(1) The Company is delinquent in the filing of periodic reports required under the Securities Exchange Act of 1934, and has therefore been a non-reporting company listed in the Pink Sheets stock market since the year 2000. The Company is currently in the process of completing the audits necessary to bring current its periodic reports under the Exchange Act, and its legal counsel has been in discussion with the Securities and Exchange Commission about the filing of a comprehensive annual report on Form 10-KSB to bring the Company back into compliance once the audits are completed.

                                   SCHEDULE 2

     The Company covenants and agrees that for so long as the Note is outstanding or any amounts remain due and payable to Holder hereunder or under any other Loan Document, it shall observe and abide by each of the covenants and agreements contained in this Schedule 2, unless consented to in writing in advance by Holder or otherwise permitted hereunder.

     1.1 Indebtedness. Other than the Indebtedness described on Appendix I, the Company will not create, incur, assume, or suffer to exist, any Indebtedness, except: (a) this Note (as the same may be extended, increased, renewed or refunded from time to time by mutual agreement of the parties); (b) accounts payable to trade creditors and current operating expenses; or (c) Indebtedness that is subordinated in favor of the Holder.

     1.2 Liens. Without the prior written consent of Holder, which consent may be given or denied at Holder's sole discretion, other than Permitted Liens (as defined below), the Company will not (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind (each of the foregoing, a "Lien") upon any of the Property, or upon the income or profits therefrom, except as otherwise permitted herein, transfer any of such Property or the income or profits therefrom for the performance of any other obligation in priority to payment of its general creditors; or (iii) acquire, or agree or have an option to acquire, any Property upon conditional sale or other title retention or purchase money security agreement, device or arrangement. For purposes of this Note, the term "Permitted Liens" means, collectively, (a) Liens existing on the date of this Note and disclosed to Holder in Appendix I and Liens arising pursuant to this Note and the other Loan Documents; (b) Liens for taxes, fees, levies, duties or other governmental charges of any kind, either not yet due or being contested in good faith and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with generally accepted accounting principles, provided the same have no priority over any of Holder's security interests; (c) Liens for landlords, common carriers, warehousemen, mechanics, materialmen, laborers, employees, suppliers or similar Liens arising by operation of law for amounts that are owed but not yet delinquent, provided such Liens do not, in the aggregate, materially detract from the value of the assets of the Company and its subsidiaries or materially impair the use thereof in the operation of the Company's or its subsidiaries' business, in each case, taken as a whole, (d) Liens not to exceed $100,000 in the aggregate in any fiscal year incurred solely for the purpose of financing the acquisition of goods or equipment acquired by the Company or any subsidiary in the ordinary course of business, (e) in the case of real property, any matters, restrictions, covenants, conditions, limitations, rights, rights of way, encumbrances, encroachments, reservations, easements, agreements and other matters of record, such state of facts of which an accurate survey of the property would reveal, which in the aggregate, are not material in amount, and which do not, in the aggregate, materially detract from the value of any such real property or materially interfere with the ordinary conduct of the Company's business (Appendix I sets forth such matters of which the Company is currently aware), (f) notifications under the Uniform Commercial Code (as then in effect in the State of New York) pertaining to operating leases or installment sales contracts entered into in the ordinary course of business not to exceed $100,000 in the aggregate in any fiscal year (Appendix I sets forth such leases or installment contracts existing as of the date hereof), and (g) any other Liens arising from or related to immaterial indebtedness or capital leases of the Company or any subsidiary, not to exceed $25,000 in the aggregate in any fiscal year.

     1.3 Restrictions on Investments. Without Holder's prior written consent, which consent may be given or denied at Holder's sole discretion, the Company will not, and will not permit any of its subsidiaries to make or permit to exist or to remain outstanding any Investment except Investments described on Appendix I and Investments in: (a) cash equivalents; (b) short term indebtedness guaranteed by the United States government with a maturity not exceeding 6 months; (c) inventory purchased in the ordinary course of business; and (d) Investments consisting of loans and advances to employees for travel and other similar expenses in the ordinary course of business not to exceed $10,000 in the aggregate at any time outstanding.

     1.4 Distributions; Restricted Payments. Without Holder's prior written consent, which consent may be given or denied at Holder's sole discretion, the Company will not (i) declare, pay or make any Distribution on shares of its Capital Stock or apply any of its funds or Property to the purchase, redemption or other retirement of any shares of its Capital Stock, or of any options to purchase or acquire any Capital Stock of the Company or any of its subsidiaries, except that so long as no Default shall have occurred immediately before or after giving effect to such proposed Distribution any subsidiary may pay cash dividends to the Company; (ii) make any redemption, prepayment (whether mandatory or optional), defeasance, repurchase or other type of prepayment in respect of any Indebtedness (other than in respect of this Note); or (iii) set aside any funds for any of the foregoing.

     1.5 Merger, Consolidation and Disposition of Assets.

          1.5.1 Mergers and Acquisitions. Without Holder's prior written consent, which consent may be given or denied at Holder's sole discretion, the Company will not become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition except for (a) the merger or consolidation of one or more of the subsidiaries of the Company with and into the Company, provided that no changes are made to the articles of incorporation or bylaws of the Company in connection with such merger or consolidation or (b) any merger or consolidation or asset acquisition or stock acquisition which results in the acquisition of any business division or operation that is in the Company's current lines of business and that does not result in a change of control of the Company or any subsidiary (for purposes hereof, the term "change of control" shall be deemed to mean a Mandatory Repurchase Event), provided that
(i) notwithstanding anything herein to the contrary, only Capital Stock of the Company or a subsidiary of the Company may be used to affect any such transaction, (ii) the value of the Capital Stock issued in connection with any such merger, consolidation or acquisition is not more than the fair market value of the stock or assets being acquired (as determined in the reasonable and good faith judgment of the Company's Board of Directors or, if thereafter requested by Holder, at the Company's sole expense, by a third-party evaluator reasonably acceptable to Holder and having experience in the valuation of assets and businesses in the mining industry generally), and (iii) in the event that any such acquisition is made by any subsidiary of the Company, each such subsidiary executes (i) a guaranty guaranteeing the full and punctual payment in full of all Indebtedness under the Note and any other Loan Documents, (ii) in the case of a stock acquisition, a pledge in favor of Holder of the capital stock or equity acquired by such subsidiary, and (iii) a joinder to the Security Agreement, granting Holder a security interest in the assets acquired by such subsidiary as a result of any such merger, consolidation or acquisition.

          1.5.2 Disposition of Property. Without Holder's prior written consent, which consent may be given or denied at Holder's sole discretion, the Company will not sell, lease or otherwise dispose of any of the Property, including any disposition of the Property as part of a sale and leaseback transaction, to or in favor of any Person, except for sales of inventory made in the ordinary course (including, without limitation, pursuant to any installment, output requirement, offtake or similar agreement with respect to the sale of future production in the ordinary course) to the extent that all net proceeds of any such sale, lease or disposition are applied to permanently reduce the Note in inverse order of maturity.

     1.6 Compliance with Environmental Laws. The Company will not, and will not permit any of its subsidiaries to, (i) use any of the Property or any portion thereof for the handling, processing, storage, generation, manufacture, treatment, production, refining or disposal of hazardous substances, other than in compliance with environmental laws, except where the failure of such compliance would not be reasonably likely to have a material adverse effect upon the financial, business, legal condition or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), (ii) cause or permit to be located on any of the Property any underground tank, surface impoundment, lagoons, pits, sumps, or underground storage receptacle for hazardous substances in any manner that would violate any environmental law in any material respects or bring such Property in violation of any environmental law in any material respects, (iii) generate any hazardous substances on any of the Property in any manner that would violate any environmental law or bring such Property in violation of any environmental law, (iv) conduct any activity at any of the Property or use any of the Property in any manner so as to cause a release or threatened release of hazardous substances on, upon or into the Property, or (v) otherwise conduct any activity at any of the Property or use any of the Property in any manner that would violate any environmental law or bring such Property in violation of any environmental law in any material respects, in each case except where such violation would not be reasonably likely to have a Material Adverse Effect.

     1.7 Business Activities. Without the prior written consent of Holder, which consent may be given or denied at Holder's sole discretion, the Company will not cease engaging in its business or engage directly or indirectly (whether through subsidiaries or otherwise) in any type of business other than the businesses presently or currently planned to be conducted by them and in related lines of businesses.

     1.8 Transactions with Affiliates. Without the prior written consent of Holder, which consent may be given or denied at Holder's sole discretion, other than the transactions described on Appendix I and other than in the Company's ordinary course of business, the Company will not engage in any transaction with any affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such affiliate or, to the knowledge of the Company, any person in which any such affiliate has a substantial interest or is an officer, director, partner, member or trustee on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business. Notwithstanding the provisions of this Section 1.8 to the contrary, the Company shall not, other than in connection with any transaction or agreement which is permitted hereunder, (A) enter into or consummate any transaction or agreement pursuant to which it becomes a party to any mortgage, note, indenture or guarantee evidencing any Indebtedness of any of its affiliates or otherwise to become responsible or liable, as a guarantor, surety or otherwise, pursuant to an agreement for any Indebtedness of any such affiliate, or (B) make any payment to any of its affiliates in excess of $10,000 without the prior written consent of Holder.

     1.9 Conflicting Agreements. Without the prior written consent of Holder, which consent may be given or denied at Holder's sole discretion, the Company will not enter into any amendment or other modification to any currently existing contractual obligation, which by its terms materially impairs the ability of the Company to (a) pay the principal of or interest on the Note, or
(b) fully satisfy all of its obligations hereunder.

     1.10 Fiscal Year 2004 and Quarterly Financial Statements. Within thirty
(30) days following the end of each fiscal quarter while this Note is outstanding, the Company shall deliver to Holder unaudited quarterly financial statements substantially prepared in accordance with GAAP, except for normal recurring year-end adjustments.

     1.11 Monthly Operating Reports. As soon as practicable following the end of each month while this Note is outstanding, the Company shall deliver to Holder a copy of the Company's monthly operating reports and such other reports as Holder may reasonably request.

     1.12 Notification as to Certain Events. The Company shall notify Holder if the Company becomes aware of any events that may result in a Material Adverse Effect with respect to the Property or the Company's ability to perform its obligations under the Note.

     1.13 Payment of Accrued Compensation. The Company will not, and will not permit any of its subsidiaries to, pay in cash any of the Indebtedness disclosed in Appendix I, Exceptions to Covenants and Agreement Set Forth in Schedule 2,
Section 1.1 (2).

     1.14 Maintenance of Required Approvals and Consents; Compliance with Laws. The Company will take all action necessary to maintain all approvals and consents necessary with respect to the operation of its business and the maintenance of the Property. The Company shall comply in all material respects with all applicable laws with respect to the operation of its business and the maintenance of the Property.

     1.15 Certain Definitions. As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

     "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however, designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) including, without limitation, membership interests in a limited liability company and any and all warrants, rights or options to purchase any of the foregoing.

     "Distribution" shall mean (i) the declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of the Company or any subsidiary, other than dividends payable solely in shares of common stock of the Company or such subsidiary; (ii) the purchase, redemption, or other retirement of any shares of any class of Capital Stock of the Company, directly or indirectly through a subsidiary of the Company or otherwise; (iii) the return of capital by the Company or any subsidiary to its stockholders as such; or (iv) any other distribution on or in respect of any shares of any class of Capital Stock of the Company or any subsidiary.

     "Governmental Authority" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Indebtedness" shall mean, without limitation, (i) incurrence of debt arising from the lending of money by any Person to the Company or any of its subsidiaries; (ii) incurrence of debt, whether or not in any such case arising from the lending by any Person of money to the Company or any of its subsidiaries, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property, or (D) to the extent not covered by the foregoing clauses (A) through (C), pursuant to any merger, consolidation or acquisition by the Company or any Subsidiary; (iii) incurrence of debt that constitutes a capitalized lease obligation in excess of $50,000; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit; and (v) Indebtedness of the Company or any of its subsidiaries under any guaranty of obligations that would constitute Indebtedness under clauses (i) through (iii) hereof, if owed directly by the Company or any of its subsidiaries.

     "Investments" shall mean all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of capital stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person.

     "Person" shall mean any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any Governmental Authority.

     "Property" shall mean the Trust Property (as such term is defined in the Deed of Trust).